UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Franklin Electric Co., Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount previously paid:
(2)    Form, Schedule or Registration Statement No.:
(3)    Filing Party:
(4)    Date Filed:

FRANKLIN ELECTRIC CO., INC.

400 East Spring Street
Bluffton, Indiana 46714

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

May 4, 2012 at 9:00 a.m., Eastern Time

To the Shareholders of
Franklin Electric Co., Inc.

The Annual Meeting of Shareholders of Franklin Electric Co., Inc. (the "Company"), an Indiana corporation, will be held at The Courtyard by Marriott, 1150 South Harrison Street, Fort Wayne, Indiana on Friday, May 4, 2012, at 9:00 a.m., Eastern Time. The purposes of the meeting are to:

1.	Elect Jerome D. Brady and David M. Wathen as directors for terms expiring at the 2015 Annual Meeting of Shareholders;

2.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year;

3.	Approve, on an advisory basis, the executive compensation of the named executive officers as disclosed in the Proxy Statement;

4.	Approve the Franklin Electric Co., Inc. 2012 Stock Plan; and

5.	Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 5, 2012, will be entitled to notice of and to vote at the Annual Meeting.

You are urged to vote your proxy whether or not you plan to attend the Annual Meeting. If you do attend, you may nevertheless vote in person which will revoke any previously executed proxy.

By order of the Board of Directors.

John J. Haines
Vice President, Chief Financial Officer and
Secretary

Bluffton, Indiana
March 20, 2012

FRANKLIN ELECTRIC CO., INC.

400 East Spring Street, Bluffton, Indiana 46714
______________________________

PROXY STATEMENT
______________________________

Annual Meeting of Shareholders to be Held on May 4, 2012

GENERAL INFORMATION

This Proxy Statement and the enclosed proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Franklin Electric Co., Inc. (the "Company"), 400 East Spring Street, Bluffton, Indiana, 46714 for use at the Annual Meeting of Shareholders to be held on May 4, 2012, or any adjournment or postponement thereof. Shareholders were sent Notice of the Annual Meeting, as well as information regarding how to access this Proxy Statement and the Company's 2011 Annual Report, including the financial statements contained therein, beginning on or about March 20, 2012.

The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may solicit proxies personally, by telephone, email, or by facsimile. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

NOTICE AND VOTING INSTRUCTIONS

Shareholders will receive a Notice Card with information regarding the availability of proxy materials over the internet. Shareholders who wish to receive a paper or email copy of the proxy materials must request one by submitting the request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement. There is no charge for requesting a copy. Requests can also be made at the voting website, via telephone, or via email, as described in the Notice Card.

Voting by Internet: Use the internet link and control number provided to you on your Proxy Card. You may vote until 11:59 p.m., Eastern Time on May 3, 2012. You will need the control number provided on your Proxy Card to access the website.

Voting by Telephone: Call the toll-free telephone number provided on your Proxy Card. Telephone voting will be available until 11:59 p.m., Eastern Time on May 3, 2012. Detailed instructions will be provided during the call. The procedures are designed to authenticate votes cast by using the last 4 digits of a shareholder’s social security/taxpayer I.D. number.

Voting by Mail: Request a hardcopy of the proxy materials by submitting your request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement. Then complete the Proxy Card, date and sign it, and return it in the envelope provided. Shareholders may also vote their shares in person at the Annual Meeting.

Employees who are participants in the Company’s DISP (401(k)) plan will receive a notice and instructions by email or other method that explains how to vote shares credited to their DISP accounts.

If a shareholder does not specify the manner in which the proxy shall be voted, the shares represented thereby will be voted:

•	FOR the election of the nominees for director as set forth in this Proxy Statement;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year;

•	FOR approval of the compensation of the Company’s named executive officers;

•	FOR approval of the Franklin Electric Co., Inc. 2012 Stock Plan; and

•	In accordance with the recommendations of management with respect to other matters that may properly come before the Annual Meeting.

A shareholder who has executed a proxy has the power to revoke it at any time before it is voted by (i) delivering written notice of such revocation to Mr. John J. Haines, Vice President, Chief Financial Officer and Secretary, 400 East Spring Street, Bluffton, Indiana 46714, (ii) executing and delivering a subsequently dated proxy by mail, or voting by telephone or through the internet at a later date, or (iii) attending the Annual Meeting and voting in person.

SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

The Board of Directors of the Company fixed the close of business on March 5, 2012, as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 65,000,000 shares of Common Stock, $.10 par value (the "Common Stock"), authorized, of which 23,364,243 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast on any matter submitted to shareholders. As a result, abstentions and broker non-votes will not have any effect on the voting results with respect to any of the matters scheduled to be submitted to shareholders at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the persons known by the Company to be the beneficial owners of more than five percent of the Company’s Common Stock as of March 5, 2012, unless otherwise noted. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class
Patricia Schaefer 5400 Deer Run Court Muncie, IN 47304	2,000,084	(1)	8.56
Diane D. Humphrey 2279 East 250 North Road Bluffton, IN 46714	1,620,070	(2)	6.93
BlackRock Inc. 40 East 52nd Street New York, NY 10022	1,612,320	(3)	6.90
Earnest Partners, LLC 1180 Peachtree Street Atlanta, GA 30309	1,403,981	(4)	6.01
The Vanguard Group, Inc. 100 Vanguard Blvd. Malver, PA 19355	1,198,208	(5)	5.13

(1)	Pursuant to agreements with Ms. Schaefer, the Company has a right of first refusal with respect to 1,708,040 shares owned by Ms. Schaefer.

(2)	Pursuant to agreements with Ms. Humphrey, the Company has a right of first refusal with respect to 1,461,718 shares owned by Ms. Humphrey.

(3)	According to a Schedule 13G filed with the SEC, as of December 31, 2011, BlackRock Inc. has sole investment and voting power with respect to all shares.

(4)	According to a Schedule 13G filed with the SEC, as of December 31, 2011, Earnest Partners, LLC has sole investment and voting power with respect to 494,528 shares.

(5)	According to a Schedule 13G filed with the SEC, as of December 31, 2011, The Vanguard Group, Inc. has sole investment and voting power with respect to 29,209 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of Common Stock beneficially owned by directors, nominees, each of the executive officers named in the "Summary Compensation Table" below, and all executive officers and directors as a group, as of March 5, 2012. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted, except for restricted shares, with respect to which the holder has investment power only after the shares vest.

Name of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Jerome D. Brady	69,071(1)(2)	*
David T. Brown	0(2)	*
David A. Roberts	23,529(1)(2)	*
Thomas R. VerHage	0(2)	*
David M. Wathen	2,249(2)	*
Thomas L. Young	18,329	*

DeLancey W. Davis	24,911(1)(3)(4)(5)	*
John J. Haines	51,929 (1)(3)(5)	*
Gregg C. Sengstack	272,377(1)(3)(4)(5)	1.17
Robert J. Stone	124,324(1)(3)(5)	*
R. Scott Trumbull	482,541(1)(2)(3)(5)(6)	2.07
All directors and executive officers as a group	1,222,613(1)(2)(3)(4)(5)(6)	5.23
* Less than 1 percent of class

(1)
Includes shares issuable pursuant to stock options exercisable within 60 days after March 5, 2012 as follows: Mr. Brady, 32,919; Mr. Roberts, 8,000; Mr. Haines, 34,276; Mr. Sengstack, 96,677; Mr. Stone, 49,212; Mr. Davis, 14,622; and Mr. Trumbull, 287,025.  All directors and executive officers as a group, 646,297.

(2)
Does not include stock units credited, pursuant to the terms of the Non-Employee Directors’ Deferred Compensation Plan described under “Director Compensation,” to: Mr. Brady, 5,562; Mr. Brown, 17,701; Mr. Roberts, 1,194; Mr. Wathen, 21,651; Mr. VerHage, 2,001; and Mr. Trumbull, 1,983.

(3)
Includes shares held by the 401(k) Plan Trustee as of December 31, 2011: Mr. Haines, 2,497; Mr. Sengstack, 14,147; Mr. Stone, 11,839; Mr. Davis, 59; and Mr. Trumbull, 2,981. All executive officers as a group, 33,923.

(4)	Includes restricted shares which vest three years after the grant date as follows: Mr. Sengstack, 4,000; and Mr. Davis, 4,000. All executive officers as a group, 12,000.

(5)
Includes restricted shares which vest at the end of four years as follows: Mr. Haines, 15,156; Mr. Sengstack, 7,377; Mr. Stone, 7,311; Mr. Davis, 4,593; and Mr. Trumbull, 26,064. All executive officers as a group, 71,254.

(6)	Includes 907 restricted shares awarded to Mr. Trumbull, which vest next year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers, and greater than 10 percent shareholders to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company and to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that its directors, officers and greater than 10 percent shareholders complied with all Section 16(a) filing requirements applicable to them during 2011, except that Messrs. Trumbull, Sengstack, Davis, Thomas J. Strupp (VP, Global Human Resources) and Daniel J. Crose (VP, Global Water Product Supply) each filed a late Form 4 to reflect the forfeiture of performance-based restricted stock that occurred when it was determined that the performance goals were not attained.  Mr. Sengstack also filed a late Form 4 in connection with an option exercise, and Mr. Wathen filed a late Form 4 with respect to a Corporate Governance Committee meeting fee that was deferred into stock units under the Non-Employee Directors' Deferred Compensation Plan.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company's Amended and Restated By-laws provide that the Board of Directors shall consist of seven directors, divided into three classes of two or three directors each. Each year, the directors of one of the three classes are elected to serve terms of three years and until their successors have been elected and qualified. Two directors will be elected at the Annual Meeting this year. Directors are elected by the affirmative vote of a plurality of the shares voted (i.e., the two nominees who receive the most votes will be elected).

Jerome D. Brady and David M. Wathen have been nominated to serve as directors of the Company for terms expiring in 2015. Messrs. Brady and Wathen are currently directors of the Company. The nominees have indicated their willingness to serve as directors if elected. If, however, any nominee is unwilling or unable to serve as a director, shares represented by the proxies will be voted for the election of another nominee proposed by the Board of Directors or the Board may reduce the number of directors to be elected at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE.

INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

Set forth below for the director nominees and continuing directors are their ages, year they first became a director, principal occupations and directorships for the past five years, and legal proceedings, if any, for the past ten years. With respect to each nominee or continuing director, we describe under the heading “Relevant Experience” the particular experience and other attributes that have led to the conclusion that the individual should serve on the Board of Directors of the Company.

Nominees for Directors with terms expiring in 2015
Jerome D. Brady	Age: 68
Director of the Company	Director Since: 1998
Principal Occupation: Retired in 2000.

Formerly: President and Chief Executive Officer of C&K Components, a manufacturer of electro-mechanical switches, from 1997-2000; prior thereto, President, CEO and Chairman of AM International, Inc., a manufacturer of printing equipment, from 1995-1997.

Directorships – Public Companies: Circor International, Inc.

Relevant Experience: Mr. Brady received his bachelor’s degree in economics from the University of Pennsylvania, Wharton School and his MBA in finance from the University of California at Los Angeles, Anderson School. Mr. Brady brings to the Board his experience as CEO of two publicly-held, global manufacturing companies, as well as other relevant private company board experience. His background enables him to serve as an “audit committee financial expert.” His experience on the Board of the Company also helps give the Board a historical perspective in its deliberations.

David M. Wathen	Age: 59
Director of the Company	Director Since: 2005
Principal Occupation: President and Chief Executive Officer of TriMas Corporation, a manufacturer of engineered products, since 2009.

Formerly: President and Chief Executive Officer, Balfour Beatty, Inc. (U.S. Operations), an engineering, construction and building management services company, from 2002 - 2006; prior thereto, Operating partner, Questor Management Company, a performance improvement consulting firm, from 2000-2002; prior thereto, Group Executive/Corporate Officer, Eaton Corporation, a global technology leader in diversified power management solutions, from 1997-2000.

Relevant Experience: Mr. Wathen received his bachelor’s degree in mechanical engineering from Purdue University and his MBA from Saint Francis College. Mr. Wathen brings to the Board his experience as CEO of two companies and leadership positions in others, including over twenty years direct technical and general management experience in the same industry as the Company and direct experience managing electrical businesses serving pump OEMs and distributor channels similar to those served by the Company. His background enables him to serve as an “audit committee financial expert.” His experience on the Board of the Company also helps give the Board a historical perspective in its deliberations.

Directors with terms expiring in 2013
R. Scott Trumbull	Age: 63
Chairman of the Board and Chief Executive Officer of the Company	Director Since: 1998
Principal Occupation: Chairman of the Board and Chief Executive Officer of the Company since 2003.

Formerly: Executive Vice President and Chief Financial Officer of Owens-Illinois, Inc., a global manufacturer of glass and plastic packaging products, from 2001 to 2002; prior thereto, Executive Vice President of International Operations & Corporate Development of Owens-Illinois, Inc., from 1993 to 2001.

Directorships – Public Companies: Health Care REIT

Relevant Experience: Mr. Trumbull received his bachelor’s degree in economics from Denison University and his MBA from Harvard Business School. His positions at Owens-Illinois gave him significant experience in leading both domestic and global manufacturing businesses. Prior to joining Franklin Electric’s board, Mr. Trumbull served as a board member of The Calphalon Corporation and presently serves on the board of another public company. His experience as a director of the Company since 1998 and as CEO since 2003 mean that he brings a unique understanding of the Company’s markets and businesses to the Board’s deliberations.

Thomas L. Young	Age: 68
Director of the Company	Director Since: 2005
Principal Occupation: President, Titus Holdings Ltd., a private investment company, since 2005.

Formerly: Executive Vice President and Chief Financial Officer, Owens-Illinois, Inc., a global manufacturer of glass and plastic packaging products, from 2003 until retirement in 2005; Co-Chief Executive Officer from January 2004 to April 2004; prior thereto, Executive Vice President, Administration and General Counsel, from 1993 through 2003.

Directorships – Public Companies: Owens-Illinois, Inc.

Relevant Experience: Mr. Young received his bachelor’s degree from St. John’s College and his JD with honors from Notre Dame Law School. Mr. Young’s background qualifies him to serve as an “audit committee financial expert” and he served on the Audit Committee from 2005-2011. He also brings to the Board extensive experience as an executive officer of a publicly traded manufacturing company, as well as experience from present and prior directorships. His experience on the Board of the Company also helps give the Board a historical perspective in its deliberations.

Directors with terms expiring in 2014
David T. Brown Director of the Company	Age: 63
Director Since: 2008
Principal Occupation: Retired in 2007.

Formerly: President and Chief Executive Officer of Owens Corning, a world leader in building materials systems and glass fiber composites, from 2002 until 2007; prior thereto, Executive Vice President and Chief Operating Officer, from 2001 through 2002; prior thereto, Vice President and President, Insulating Systems Business, from 1997 through 2000.

Directorships – Public Companies: BorgWarner, Inc.; RSC Holdings, Inc.

Relevant Experience: Mr. Brown received his bachelor’s degree in economics from Purdue University. Mr. Brown adds to the Board his experience in a long career at Owens Corning, where he moved through the ranks from salesman to regional sales manager to chief operating officer and ultimately CEO where he led the company out of an asbestos related bankruptcy. In addition to his perspective as a successful CEO of a global manufacturer, he brings his experience on the Board of Borg Warner, Inc. and RSC Holdings, Inc.

David A. Roberts Director of the Company	Age: 64
Director Since: 2003
Principal Occupation: Chairman, President and Chief Executive Officer, Carlisle Companies Incorporated, a diversified global manufacturing company, since 2007.
Formerly: Chairman, President and Chief Executive Officer, Graco, Inc., a manufacturer of fluid-handling equipment and systems, from 2001 to 2007.
Directorships – Public Companies: Carlisle Companies, Inc.; Polypore International, Inc.; Graco Inc. (2001-2007); Arctic Cat (2006-2009); ADC Telecommunications, Inc. (2008-2010)

Relevant Experience: Mr. Roberts received his bachelor’s degree in technology from Purdue University and his MBA from Indiana University. He brings to the Board his experience as CEO of two substantial publicly-held manufacturing companies. His experience on the Board of the Company also helps give the Board a historical perspective in its deliberations.

Thomas R. VerHage Director of the Company	Age: 59
Director Since: 2010
Principal Occupation: Retired in 2011.

Formerly: Vice President and Chief Financial Officer, Donaldson Company, Inc., a worldwide provider of filtration systems and replacement parts, from 2004 until 2011; prior thereto, Partner, Deloitte & Touche, LLP, a major international accounting and consulting firm, from 2002 to 2004; prior thereto, Senior Partner, Arthur Andersen, LLP, a consulting and accounting firm, from 1976 to 2002.

Directorships – Public Companies: Hutchinson Technology, Inc.

Relevant Experience: Mr. VerHage received his bachelor’s degree in business administration and his MBA from the University of Wisconsin. Mr. VerHage adds to the Board his financial and accounting expertise from his experience as CFO of Donaldson Company, Inc. and his prior experience with two major public accounting firms. His background enables him to serve as an “audit committee financial expert.”

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Director Independence

The Board of Directors of the Company has determined that each of the current directors, except for R. Scott Trumbull, Chairman of the Board and Chief Executive Officer of the Company, is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under the applicable rules adopted by The NASDAQ Stock Market, Inc. (“NASDAQ”). In making its independence determinations, the Board concluded that no director, other than Mr. Trumbull, has any material relationship in the Company, except as a director and shareholder.

Board Leadership Structure and Risk Oversight

The Company is led by R. Scott Trumbull, who has served as Chairman of the Board and Chief Executive Officer since 2003. The Board consists of Mr. Trumbull and six independent directors. The Board has three standing committees – Audit, Management Organization and Compensation and Corporate Governance. The Audit Committee is primarily responsible for risk oversight and the full board receives regular reports from the Audit Committee and from the Company's officers and other management personnel regarding risk management. Each of the other two committees also considers risk as it falls within its area of responsibility. The Company does not have a lead director but the non-management directors meet in executive session at each regular board meeting with a rotating chair.

The Company has employed the same basic leadership structure of a combined Chairman and Chief Executive Officer role for over ten years and believes this leadership structure has been and is effective for the Company. Having a combined Chairman/Chief Executive Officer role provides the Company with a unified leadership structure that allows it to carry out strategic initiatives with an understanding of the risks involved in the Company’s businesses and their interrelationships. The Chairman/Chief Executive Officer is a single individual who is seen by the Company’s customers, business partners, investors and shareholders as someone who provides strong leadership for the Company and is viewed as such in the industries in which the Company competes. The Company believes that the board committees, all of which are chaired by and consist of independent directors, and the full Board of Directors, provide effective oversight of the Company’s businesses and the risks involved in them.

Meetings

The Board held four regularly scheduled meetings during 2011. Each director attended at least 75 percent of the aggregate meetings of the Board and Board committees of which he was a member during the period that each served as a director. All directors attended the 2011 Annual Meeting of Shareholders.

Committees

Audit Committee. The members of the Audit Committee during 2011 were Jerome D. Brady (Chairman), David M. Wathen and Thomas R. VerHage. Thomas L. Young also served until February 2011, when he moved to the Management Organization and Compensation Committee, and Mr. VerHage replaced Mr. Young on the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under the applicable NASDAQ rules. The Board of Directors has adopted an Audit Committee charter, a copy of which is available on the Company’s website at www.franklin-electric.com under “Corporate Governance,” that sets forth the duties and responsibilities of the Audit Committee. Under its charter, the Audit Committee appoints the Company’s independent registered public accounting firm and assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial information, the Company’s system of internal control, the Company’s processes for monitoring compliance with laws and regulations and the Company’s audit and risk management processes. It is the general responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding the Company’s accounting methods and internal control procedures. The Audit Committee held four meetings in 2011.

The Audit Committee is also responsible for the review, approval, or ratification of transactions between the Company and “related persons.”  The Audit Committee reviews information compiled in response to the Directors' and Officers' Questionnaires or otherwise developed by the Company with respect to any transactions with the Company in which any director, executive officer, 5% beneficial holders, or any member of his or her immediate family, has a direct or indirect material interest that would require disclosure under applicable SEC regulations.  In 2011, there were no such transactions.

The Board of Directors has determined that all members of the Audit Committee as well as Thomas L. Young are “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act and are “independent” under the applicable NASDAQ rules.

Management Organization and Compensation Committee. The members of the Management Organization and Compensation Committee (the "Compensation Committee") during 2011 were David A. Roberts (Chairman), David T. Brown and Thomas L. Young. Thomas R. VerHage also served until February 2011, when he moved to the Audit Committee, and Mr. Young replaced Mr. VerHage on the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under applicable NASDAQ rules. The Board of Directors has adopted a Compensation Committee charter, a copy of which is available on the Company’s website at www.franklin-electric.com under “Corporate Governance,” that sets forth the duties and responsibilities of the Compensation Committee. Under its charter, the Compensation Committee recommends to the Board of Directors the annual salary and bonus for the Chief Executive Officer, determines and approves the equity awards for the Chief Executive Officer and the annual salary, bonus and equity awards of the other executive officers of the Company; reviews and submits to the Board of Directors recommendations concerning bonus and stock plans; periodically reviews the Company's policies in the area of management benefits; and oversees the Company's management development and organization structure.  As part of its oversight responsibilities, the Compensation Committee evaluated the risks arising from the Company’s compensation policies and practices, with the assistance of Meridian Compensation Partners, LLC, an independent executive consulting firm.  The Committee considered, among other factors, the design of the incentive compensation programs, which are closely linked to corporate performance and capped the mix of long- and short-term compensation, the distribution of compensation as between equity and cash, and other factors that mitigate risk.  The Committee concluded that the Company’s compensation policies and practices do not involve undue risk. The Compensation Committee held six meetings in 2011.

Corporate Governance Committee. The members of the Corporate Governance Committee (the “Governance Committee”) are David M. Wathen (Chairman), David T. Brown, David A. Roberts and Thomas L. Young. The Board of Directors has determined that each member of the Governance Committee is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under applicable NASDAQ rules. The Board of Directors has adopted a Governance Committee charter, a copy of which is available on the Company’s website at www.franklin-electric.com under “Corporate Governance,” that sets forth the duties and responsibilities of the Governance Committee. Under its charter, the Governance Committee reviews the size of the Company’s Board of Directors and committee structure and recommends appointments to the Board and the Board Committees; reviews and recommends to the Board of Directors the compensation of non-employee directors, including awards to non-employee directors under the Company’s equity based and compensation plans; and develops and recommends to the Board corporate governance guidelines deemed necessary for the Company. The Governance Committee held two meetings in 2011.

Director Nomination Process

The Governance Committee is responsible for identifying and recommending to the Board candidates for director. The Governance Committee considers diversity when identifying candidates for directorships. Although the Company does not have a written policy regarding diversity, the Governance Committee seeks to identify persons from various backgrounds and with a variety of life experiences who have a reputation for and a record of integrity and good business judgment and the willingness to make an appropriate time commitment. The Governance Committee also considers whether a person has experience in a highly responsible position in a profession or industry relevant to the conduct of the Company’s business. The Governance Committee takes into account the current composition of the Board and the extent to which a person’s particular expertise, experience and ability will complement the expertise and experience of other directors. Candidates for director should also be free of conflicts of interest or relationships that may interfere with the performance of their duties. Based on its evaluation and consideration, the Governance Committee submits its recommendation for director candidates to the full Board of Directors, which is then responsible for selecting the candidates to be elected by the shareholders. The Governance Committee evaluates its success in achieving these goals for Board composition from time to time, particularly when considering Board succession and candidates to fill vacancies.

The Governance Committee will consider as candidates for director persons recommended or nominated by shareholders. Shareholders may recommend candidates for director by writing to the Secretary of the Company at the address listed below under “Other Corporate Governance Matters.” Nominations of directors may be made by any shareholder entitled to vote in the election of directors, provided that written notice of intent to make a nomination is given to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must set forth (i) information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) the consent of such nominee to serve as a director of the Company if so elected.

Other Corporate Governance Matters

The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on the Company’s website at www.franklin-electric.com under “Corporate Governance,” that provide among other things that the Company’s independent directors will meet in executive session, outside the presence of the non-independent directors and management, at least twice a year. In 2011, the independent directors met in executive session four times.

Anyone may contact the Board of Directors, any Board Committee, any independent director or any other director by writing to the Secretary of the Company as follows:

Franklin Electric Co., Inc.
Attention:  [Board of Directors], [Board Committee], [Board Member]
c/o Corporate Secretary
Franklin Electric Co., Inc.
400 E. Spring Street
Bluffton, IN  46714

The independent directors of the Board have approved a process for collecting, organizing and responding to written shareholder communications addressed to the Board, Board Committees or individual directors.

Copies of the Company’s corporate governance documents, including the Board Committee charters and the Corporate Governance Guidelines are available upon written request to the Secretary of the Company at the address listed above or on the Company's website at www.franklin-electric.com under "Corporate Governance."

In compliance with Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a code of business conduct and ethics for its directors, principal financial officer, controller, principal executive officer, and other employees. The Company has posted its code of ethics on the Company’s website at www.franklin-electric.com. The Company will disclose any amendments to the Code and any waivers from the Code for directors and executive officers by posting such information on its website.

MANAGEMENT ORGANIZATION AND
COMPENSATION COMMITTEE REPORT

The Management Organization and Compensation Committee of the Board of Directors hereby furnishes the following report to the shareholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The Management Organization and Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this proxy statement.

Based upon this review and discussion, the Management Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted on behalf of the members of the Management Organization and Compensation Committee.

David A. Roberts (Chairman)
David T. Brown
Thomas L. Young

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy is intended to provide our shareholders information about the compensation awarded to our “named executive officers” in fiscal 2011. Our “named executive officers” are those named in the Summary Compensation Table of this proxy statement: the Chief Executive Officer, the Chief Financial Officer, and the next three most highly compensated executive officers who were serving at the end of the last fiscal year. You should review this section together with the tabular disclosures beginning on page 26.
Executive Summary
2011 Executive Compensation Highlights

•
The Management Organization and Compensation Committee of the Board (the “Committee”) believes that executive compensation should be tied to both Company performance and individual performance, which is why a significant portion of the total compensation opportunity is linked to performance.

•	Performance-based compensation represented between 46% and 55% of our named executive officers' total targeted compensation for fiscal 2011.

•
The annual cash incentive awards are directly aligned with critical one-year operating results, as well as individual strategic objectives. No cash awards are earned unless a threshold level of performance is attained. Earned payouts cannot exceed 200% of the target opportunity.

•
Long-term incentive awards are equity-based and are designed to align management's interests with those of our shareholders and to foster retention of key executives. The 2011 long-term incentive grants are predominantly performance-based, with 60% of the targeted value awarded as stock options to focus executives on delivering results that drive shareholder value.

•	The Company does not provide perquisites to the named executive officers.

•	The Company has in place stock ownership requirements to further align the interests of our executives with those of our shareholders.

Fiscal 2011 Company Performance
For 2011, diluted earnings per share were $2.65, an increase of 61% compared to 2010 diluted earnings per share of $1.65. Sales in 2011 were $821.1 million, an increase of 15% compared to 2010 sales of $713.8 million.
In addition to the financial results achieved by the Company, there was significant progress made regarding key strategic initiatives in 2011 as follows:

•	The Company continued to increase its sales base in high growth developing regions. Developing region sales increased by 18% in 2011 and now represent 36% of consolidated sales.

•
The Company continued to improve its cost and quality position by expanding manufacturing in the Linares, Mexico production complex and laid the groundwork for the construction of a new pump manufacturing facility in Brazil.

•
The Company continued to gain share in the North American water systems pump market. After having only been in the North American groundwater pump market for only six years, the Company has already achieved a significant market position and has room for additional growth.

•
The Company developed new products that provide its customers with a pre-packaged systems solution. These pre-packaged systems are designed to feature more of the Company's technology, provide significantly higher revenue per installation and have the potential to materially increase the growth rate of the Company in the years ahead.

Prior Year Say on Pay Results
At the May 6, 2011 shareholders' meeting, the “Advisory Vote on Executive Compensation” proposal (the “say on pay” vote) received support from approximately 97% of votes cast. The Committee considered these results and, based on the overwhelming support from shareholders, determined that the results of the vote did not call for any major changes to the executive compensation plans and programs already in place for 2011 or for the 2012 fiscal year. The Board has approved a redesign of the Company's retirement program beginning in 2012, which is described on page 23.
Management Organization and Compensation Committee
The Committee, consisting entirely of independent directors, has the responsibility for establishing, implementing and monitoring adherence with the Company's compensation program and providing input to the Board with respect to management development and succession planning. The role of the Committee is to oversee, on behalf of the Board and for the benefit of the Company and its shareholders, the Company's compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to all executive officers, including the CEO) and review all other compensation decisions relating to the executive officers of the Company and approve these decisions for all executive officers (other than the CEO, whose non-equity compensation is approved by the Board).
In addition, the Committee (i) reviews the Company's organization structure, (ii) reviews the recruitment of key employees and management's development plans for key employees, (iii) makes recommendations to the Board with respect to the CEO succession plan and (iv) reviews compensation risk to determine whether the compensation policies and practices are reasonably likely to have a material adverse effect on the Company. See “Information about the Board and Its Committees - Committees - Management Organization and Compensation Committee.” The Committee meets a minimum of three times annually to discharge its duties.
Compensation Philosophy and Pay Objectives
The Company and the Committee believe that compensation paid to executive officers, including the named executive officers, should be aligned with the strategy and performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to the Company's long-term success. Compensation should be structured to ensure that a significant portion of the executive's compensation opportunities will be directly related to Company performance and other factors that directly and indirectly influence shareholder value.
The Committee encourages superior short-term performance through the use of annual cash incentive awards and superior long-term performance through equity incentive awards. For the Company's CEO and CFO, the cash incentive compensation is designed to reward Company-wide performance by tying the great majority of their cash incentive awards to financial goals such as return on invested capital and earnings per share, with the balance linked to specific operational goals. For other executive officers, the cash incentive compensation is weighted to reward most heavily the achievement of specific operational goals within areas under their control, although Company-wide performance is still an important factor. Stock-based compensation has generally consisted of stock options and restricted stock, both of which create a strong link to shareholder value creation, with the majority of the awards in the form of stock options. The Company also provides retirement benefits for its executive officers and, under certain circumstances described below, severance benefits.
Historically, the Committee generally has set executive pay opportunities based on a number of factors deemed appropriate by the Committee, including individual performance, market competitive pay data and the experience level of the executive. Subject to the factors set forth above, the Committee used the following pay objectives as a guide in assessing competitiveness of pay opportunities at a peer group of companies for 2011 pay decisions. The higher targeted pay objectives for annual bonus and long-term incentive components reflect the Committee's belief that a significant portion of total compensation should be at risk and variable:

Pay Component	Targeted Pay Objectives
Base Salary	50th percentile
Annual Bonus Opportunity	65th percentile
Long-Term Incentives	65th percentile
Role of Management in Compensation Decisions
The Committee makes equity compensation decisions with respect to the CEO and all compensation decisions with respect to all other executive officers of the Company. The Committee recommends to the Board, for its review and approval, the annual salary and annual incentive compensation for the CEO.
The CEO reviews the performance of other executive officers, including the other named executive officers, and makes recommendations to the Committee with respect to their compensation, including annual salary adjustments, annual cash incentive opportunities and payments and grants of long-term incentive awards. The Committee approves the compensation of these executives after considering the CEO's input and recommendations and its own judgment of each executive's performance during the period.

The Committee and the CEO also discuss the financial metrics to be used to measure the performance of the Company and its business units, taking into account the strategic goals of the Company and input from the CFO. The CEO also describes the individual strategic initiatives he set for each executive, to determine the extent to which these individual performance targets for the previous year have been achieved.
Although the CEO regularly attends Committee meetings, he is present only by invitation of the Committee and has no independent right to attend such meetings. In fiscal 2011, the CEO attended all of the Committee meetings, but he did not participate in any executive sessions.
Role of Compensation Consultant in Compensation Decisions
The Committee utilizes the Company's Human Resources department and has the authority under its charter to engage the services of outside consultants to assist the Committee. In accordance with this authority, the Committee has engaged the services of Meridian Compensation Partners, LLC (“Meridian”), an independent executive compensation consulting firm (the “Compensation Consultant”), to conduct reviews of its total compensation program for the CEO and other executive officers and to provide advice to the Committee in the design and implementation of its executive compensation program.
A representative from Meridian is invited by the Committee to attend the relevant portions of its meetings. During 2011, Meridian participated in five of the six Committee's meetings in person or by telephone. In the course of fulfilling its consulting responsibilities, representatives of Meridian regularly communicate with the Chairman of the Committee outside of regular Committee meetings. A representative of Meridian meets with the Committee in executive session at most meetings. Meridian also meets with management from time to time to gather information and to review proposals that management may make to the Committee.
Peer Group Benchmarking
For 2011, the Committee reviewed the 2010 peer group to ensure that all included companies continued to be relevant comparators. As part of this process, the Committee considered revenue size and industry, as well as companies that compete with the Company for executive talent. Based on this review, the Committee again approved the 33-company peer group listed below (the “2011 Peer Group”) for purposes of updating the executive pay study in late 2010 to assist in 2011 pay decisions. The peer companies are primarily engaged in manufacturing, are publicly traded and had annual revenue between $250 million and $2.2 billion. Due to the differences in size among the companies in the 2011 Peer Group, the Compensation Consultant used a form of regression analysis to adjust the survey results based on Company revenue as compared to revenue of other companies in the peer group and each executive's level of responsibility as compared to executives in comparable positions in the 2011 Peer Group.

AMCOL International Corporation	Matthews International Corporation
Ameron International Corporation	Mueller Water Products, Inc.
Badger Meter, Inc.	Neenah Paper, Inc.
Baldor Electric Company	Nordson Corporation
Ceradyne, Inc.	Orbital Sciences Corporation
Clean Harbors, Inc.	Otter Tail Corporation
Crane Co.	Pike Electric Corporation
Curtiss-Wright Corporation	Robbins & Myers, Inc.
Eagle Materials Inc.	Sauer-Danfoss Inc.
ESCO Technologies Inc.	Simpson Manufacturing Co., Inc.
Esterline Technologies Corporation	Tecumseh Products Company
Global Industries, Ltd.	Valmont Industries, Inc.
Graco Inc.	Waste Connections, Inc.
GrafTech International Ltd.	Walters Corporation
H&E Equipment Services, Inc.	Watts Water Technologies, Inc.
IDEX Corporation	Woodward Governor Company
Kaman Corporation

Setting Executive Compensation

The Company compensates its executives through programs that emphasize performance-based compensation. For the executive officers, including the named executive officers, the compensation package for 2011 included base salary, an annual cash incentive opportunity and an annual long-term incentive opportunity in the form of stock options and restricted stock. Base salary is intended to provide a certain level of fixed compensation commensurate with an executive's position, responsibilities and contributions to the Company. The Company has structured annual and long-term incentive compensation to motivate executives to achieve the strategic objectives set by the CEO and the Board, to tie executives' long-term interests to those of the Company's shareholders, to reward the executives for achieving such goals and to provide a retention incentive.
The mix of compensation among base salary, annual bonus opportunity and long-term incentives is a result of the targeted pay objective for each component of pay. This approach results in a significant portion of the compensation of those senior management members having the greatest ability to influence the Company's performance being performance based, which the Committee believes is appropriate. Additionally, after setting each separate component of pay, the Committee reviews the total compensation package of each named executive officer to assess the level of total target compensation opportunity provided in relation to the competitive range of market practice and may make adjustments to one or more components of pay based on this assessment.
In December 2010, the Compensation Consultant provided the Committee with a pay study to be used in connection with 2011 pay decisions. The pay study included 2010 compensation data for the companies in the 2011 Peer Group, with cash data “aged” to reflect expected 2011 compensation levels for the 2011 Peer Group. In February 2011, the Committee set the specific components of the compensation of the named executive officers, with the overall goal of paying compensation at levels competitive with the 2011 pay study. Total targeted compensation for 2011 for the named executive officers was, on an aggregate basis, 6.2% below the targeted level of total compensation in the 2011 pay study.
The following table relates the 2011 total targeted compensation (the sum of base salary, target annual bonus opportunity and long-term incentives) for the named executive officers to total targeted compensation for similar positions in the 2011 Peer Group, using targets of the 50th percentile for base salary and the 65th percentile for annual bonus opportunity and long-term incentives:

Named Executive Officer	2011 Targeted Total Compensation(1)	Percentage Points Above or Below the Targeted Philosophy(2)
R. Scott Trumbull	$2,567,515	+0.2%
John J. Haines	$787,500	-22.0%
Gregg C. Sengstack(2)	$887,005	-1.3%
Robert J. Stone	$850,250	-5.2%
DeLancey W. Davis	$674,750	-13.3%

(1)
Based on annualized base salary rates effective January 2, 2011 (for Messrs. Haines, Stone and Davis) or June 1, 2011 (for Messrs. Trumbull and Sengstack), plus target annual bonus opportunity (based on salary targeted to be paid for 2011) and economic value of long-term incentives.

(2)	Based on Mr. Sengstack's position prior to his December 2011 promotion to President and Chief Operating Officer.

The following sections discuss the individual elements of the Company's compensation program, including any changes made for fiscal 2011.
Base Salary
The Company pays its executives annual salaries, which provide a degree of financial stability and are intended to reflect the competitive marketplace and help attract and retain quality executives. In determining 2011 base salary for each executive, the Committee took into account the targeted annual salary objective for the position based on the results of the pay study for 2011 and assessed the responsibilities associated with the position, individual contribution and performance, skill set, prior experience and external pressures to attract and retain talent.
Based on these factors, the Committee made the base salary adjustments shown in the table below for the named executive officers. Although base salary adjustments typically are effective as of June 1st of each year, the Committee increased the base salaries of Messrs. Haines, Stone and Davis effective as of January, 2011, in order to bring these salaries more in line with the market. The table also shows the relationship of the resulting salaries to the 50th percentile of salaries paid to executives in comparable positions in the 2011 Peer Group. The resulting base salaries of the named executive officers were, on an aggregate basis, 3.9% below the 50th percentile of salaries paid to executives in comparable positions at the companies in the 2011 Peer Group.

Named Executive Officer	2010 Base Salary	2011 Base Salary	% Change	Percentage Points Above or Below 50th Percentile (2011 Base Salary)
R. Scott Trumbull(1)	$657,000	$675,000	2.7%	-0.1%
John J. Haines(2)	$275,000	$300,000	9.1%	-11.5%
Gregg C. Sengstack(3)	$321,400	$335,000	4.2%	+0.4%
Robert J. Stone(2)	$300,000	$315,000	5.0%	-5.9%
DeLancey W. Davis(2)	$252,300	$290,000	14.9%	-6.3%

(1)	2011 base salary effective June 1, 2011.

(2)	2011 base salaries effective January 2, 2011.

(3)	2011 base salary effective June 1, 2011. Does not reflect Mr. Sengstack's salary adjustment in December 2011 in connection with his promotion to President and Chief Operating Officer.

In December 2011, the Board appointed Mr. Sengstack to serve as President and Chief Operating Officer. In connection with Mr. Sengstack's new role, the Committee increased his base salary to $400,000, commencing December 2011, taking into consideration the 2011 pay data provided by the Compensation Consultant for the position of chief operating officer in the 2011 Peer Group.
Annual Cash Incentive Award

The executive officers of the Company are eligible to participate in the Executive Officer Annual Incentive Cash Bonus Program (the “Annual Bonus Plan”). The Annual Bonus Plan, which works in conjunction with the Management Incentive Plan (“MIP”), is designed to motivate and reward participants for achieving or exceeding financial and individual goals that support the overall business objectives and strategic direction of the Company.
Under the MIP, the Committee sets a performance-based ceiling on the bonuses paid under the Annual Bonus Plan so that they meet the deductibility requirements of Section 162(m) of the Internal Revenue Code. For 2011, the MIP covered Messrs. Trumbull, Sengstack, Stone and Davis (as CFO, Mr. Haines is not subject to Code Section 162(m)). The Committee established Company operating income before restructuring charges as a performance goal under the MIP and a bonus pool equal to 15% of operating income, with Mr. Trumbull eligible for a bonus opportunity of 33.33% of the bonus pool and each of the other named executive officers eligible for a bonus opportunity of 16.67% of the bonus pool. As discussed below, the Committee also established performance criteria for each participant pursuant to the Annual Bonus Plan and exercised its discretion to adjust the bonus pool amounts on the basis of achievement of the Annual Bonus Plan criteria.
The target annual cash incentive opportunities under the Annual Bonus Plan for 2011 were set, as they were for 2010, at 100% of base salary for the CEO; 75% for Mr. Sengstack and Mr. Stone; and 67.5% for Mr. Haines and Mr. Davis. Based on the pay study for 2011, the target level of annual bonus opportunity for the named executive officers was, on an aggregate basis, 2.8% above the 65th percentile of the annual bonus opportunity for executives in comparable positions in the 2011 Peer Group.
The table below shows the target annual bonus opportunities for each of the named executive officers for 2011 and the relationship of the target opportunity to the 65th percentile of executives in comparable positions in the 2011 Peer Group. Target amounts for the named executive officers are based on their respective target bonus percentage multiplied by the amount of base salary targeted to be paid to the executive for the year (taking into account salary increases approved at the beginning of the year).

Named Executive Officer	2011 Target Bonus Opportunity (as a % of Base Salary)	2011 Target Bonus Opportunity (in dollars)		Percentage Points Above or Below 65th Percentile Target Opportunity
R. Scott Trumbull	100.0%	$667,515		+0.7%
John J. Haines	67.5%	$202,500		-10.0%
Gregg C. Sengstack	75.0%	$247,005	(1)	+11.9%
Robert J. Stone	75.0%	$236,250		+6.5%
DeLancey W. Davis	67.5%	$195,750		+11.3%

(1)	Does not reflect Mr. Sengstack's salary adjustment in December 2011 in connection with his promotion to President and Chief Operating Officer.

Of the total target bonus opportunity, 90% is based on achievement of financial goals and 10% is based on the achievement of individual strategic objectives.
In the beginning of 2011, the Committee approved certain financial performance targets to be used under the Annual Bonus Plan for 2011. The corporate-wide financial performance targets for the named executive officers were return on invested capital and earnings per share. The Committee selected return on invested capital due to the belief that it is a primary and consistent measure that many of the Company's shareholders use to evaluate performance and compare the Company to its peer group. The Committee also believes earnings per share is an important indicator of profitability that aligns the interests of the executive officers with those of the Company's shareholders. In addition, the CFO had a portion of his target annual bonus based on fixed cost management. For the business unit leaders, financial performance targets for 2011 also included operating income after non-GAAP adjustments (Operating Income or OI) for the relevant business units. A portion of the target annual bonus for the business unit leaders also included either inventory turns or fixed cost management or both, in order to provide a continued incentive to control inventory and focus on cash generation through working capital improvements.
The individual strategic objectives were agreed to between the executive and the CEO (in the case of the executives other than the CEO) and between the Committee and the CEO (in the case of the CEO). These strategic objectives are as follows:

Mr. Trumbull:
Continue building the Company's market presence in developing regions; implement next phase of the global motor and pump supply plan; and champion the ongoing integration of the Company's Continuous Improvement Processes into the daily operations of the Company's global business units.

Mr. Haines:
Build and implement standardized inventory reporting tools; optimize global capital deployment prioritization, usage and reporting policies; and implement financial reporting tools along with more effective reporting and forecasting processes.

Mr. Sengstack:
Continue building the water systems sales and distribution platform in the Asia/Pacific region; complete the integration of recent water and fueling business acquisitions; and introduce new global pumping system applications to the market.

Mr. Stone:
Expand implementation of lean principles throughout the water business unit; develop water product configuration strategy for expanding sales revenue in new application markets; and expand the water systems sales and distribution platform in the Latin America region.

Mr. Davis:
Increase market share of the US/Canada water pumping systems; expand water systems industry leadership position in technical service and training; enhance product development processes; and improve sales contribution margins.

These measures were aligned with the goals of the overall corporate short-term and long-term strategies. Focusing on and achieving these goals would help drive the Company's overall success. The goals, when set, were thought to be achievable but would require considerable effort on the part of each executive to achieve.
A threshold level of performance is also established for each performance measure, below which no bonus is earned for that performance measure. For the financial-based measures, the performance threshold was set at 80% of the target performance level. Payouts for threshold level performance were set at 33% of target. For every 1.0% by which performance exceeds the threshold level, the actual payout level increases 3.35% up to the target level (i.e., 100% of target payout), and for every 1.0% by which performance exceeds the target level, the actual payout increases 5.0% up to the maximum performance level (i.e., 200% of target payout). For the measures tied to individual strategic objectives, the performance threshold was set at 10% of the target performance level, and the payout is capped at the target level. Payouts are made in proportion to the Committee's evaluation of performance.
The performance goals, and the relative percentage of salary assigned to each performance goal, were as follows:

Performance Measure	R. Scott Trumbull	John J. Haines	Gregg C. Sengstack	Robert J. Stone	DeLancey W. Davis
Return on Invested Capital	40%	27.0%	15.0%	15.0%	13.5%
Earnings Per Share	50%	27.0%	15.0%	15.0%	13.5%
Business Unit Operating Income	—	—	22.5%	30.0%	27.0%
Inventory Turns	—	—	7.5%	—	—
Fixed Costs	—	6.75%	7.5%	7.5%	6.75%
Strategic Objectives	10%	6.75%	7.5%	7.5%	6.75%
Total Target Bonus Level	100%	67.5%	75.0%	75.0%	67.5%

The chart below sets forth (i) the threshold, target and maximum performance levels for 2011 and the actual level of attainment for return on invested capital, earnings per share, inventory turns and fixed costs; and (ii) for all five performance goals, the percentage at which target was attained. The performance goals were established without regard to the impact of certain non-GAAP items. Accordingly, and with the approval of the Committee, the following were excluded: restructuring changes (increased operating income by $1.6 million and earnings per share by $.05); legal settlement costs in the Fueling Segment (increased operating income by $700,000 and earnings per share by $.02); and foreign exchange gain on a particular contract (decreased earnings per share by $.02). The “Actual” results shown in the table reflect these adjustments where appropriate.
The Company does not publicly report operating income by business units below the operating segment level given the size of the business units as compared to its competitors and given the potential for competitive harm. The operating income goals were set at the beginning of 2011 and the Committee believed at the time that it would require a high degree of execution of the 2011 business plan in order to attain these goals.

Performance Goal Achievement	Threshold	Target	Maximum	Actual	% of Attainment of Target
Return on Invested Capital	13.36%	16.70%	20.04%	19.20%	115.0%
Earnings Per Share	$1.80	$2.25	$2.70	$2.70	120.0%
Business Unit OI	—	—	—	—	103.0% to 126.5%
Inventory Turns · Sengstack	2.73x	3.41x	4.09x	3.50x	102.6%
Fixed Costs (In millions) · Haines · Sengstack · Stone · Davis	$43.68 $109.20 $52.68 $31.92	$36.40 $91.00 $43.90 $26.60	$29.12 $72.80 $35.12 $21.28	$39.10 $90.50 $45.90 $26.80	93.1% 100.6% 95.6% 99.3%
A prorated percentage is paid for performance between the threshold and target levels (with a 3.35% payout increase for each 1% above threshold) and for performance between the target and maximum levels (with a 5.0% payout increase for each 1% above target). The percentage of attainment of target results for the business unit OI goals represents the range of results for the various business units.
The CEO determined the extent to which the other named executive officers attained their individual strategic goals, which were reviewed and approved by the Committee. The Committee reviewed the CEO's individual strategic goals and determined the level of performance attained to be 95%. In 2011, the named executive officers, other than the CEO, achieved their individual performance goals at 100%.

Based on the results summarized above, the following table sets forth the actual bonus payouts for each named executive officer as a percentage of his target opportunity.

Executive	Payout Percentage (% of Target)
R. Scott Trumbull	179.4%
John J. Haines	167.6%
Gregg C. Sengstack	141.0%	(1)
Robert J. Stone	173.5%
DeLancey W. Davis	174.7%

(1)	Reflects Mr. Sengstack's salary adjustment in December 2011 in connection with his promotion to President and Chief
Operating Officer.

In connection with Mr. Sengstack's promotion to President and Chief Operating Officer, the Committee in December, 2011 increased his target bonus for 2012 to 85% of annual base salary ($340,000).
For additional information about the specific awards made to the named executive officers for 2011 pursuant to the above criteria, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
Long-Term  Incentive Compensation

The Committee grants equity incentives to its executive officers to more closely align the executives' compensation with the return received by the Company's shareholders, to offer an incentive for long-term performance, to provide a retention incentive and to encourage stock ownership. Consistent with the approach used in 2010, the Committee determined to deliver long-term incentives to the named executive officers in 2011 through a combination of nonqualified stock options and shares of restricted stock. Both types of equity are used to align the interests of the named executive officers with those of shareholders. Stock options provide an element of risk to the executives in that value is created for the executive only when the stock price increases, while restricted stock provides executives with outright value which supports their retention and helps manage the potential increased dilution that would result in using only options. Based on a review of market data and input from the Compensation Consultant, the Committee determined to deliver the targeted economic value with 60% in the form of stock options and 40% in the form of restricted stock.
In determining the size of equity grants made to the named executive officers, the Committee uses the pay study provided by the Compensation Consultant as a guide. The Committee then considers other important factors such as experience level, time in position and past performance to approve the long-term incentive value to be granted to each named executive officer. Based on the pay study for 2011, total targeted long-term incentive compensation to the named executive officers for 2011 was, on an aggregate basis, 13% below the targeted level of long-term incentive compensation for executives in comparable positions in the 2011 Peer Group.
The following table shows the relationship of the 2011 targeted economic value for the named executive officers to the 65th percentile of targeted economic value of long-term incentives awarded to executives in comparable positions at the companies in the 2011 Peer Group.

Named Executive Officer	Targeted Economic Value for 2011	Percentage Points Above or Below 65th Percentile
R. Scott Trumbull	$1,225,000	+0.1%
John J. Haines	$285,000	-36.0%
Gregg C. Sengstack	$305,000	-11.3%
Robert J. Stone	$299,000	-12.1%
DeLancey W. Davis	$189,000	-35.4%

Equity grants are typically made on an annual basis at the Committee's meeting following the public release of the Company's fiscal year-end results. Stock options are valued as of the date of grant using a modified Black-Scholes methodology. They have an exercise price equal to 100% of the fair market value of the Company's common stock on the date of grant and vest over four years, at 25% per year. Restricted stock is valued using a valuation methodology used by the Compensation Consultant taking into account the fair market value on the date of grant adjusted to reflect the vesting provisions of the award. The restricted stock vests 100% on the fourth anniversary of the grant date.
In December 2011, in connection with Mr. Sengstack's promotion to President and Chief Operating Officer, the Committee determined that it would use an economic value of $510,000 in making his long-term incentive award for 2012.
For additional information about the material terms of these awards, see the narrative disclosure under the Summary Compensation Table.
Stock Ownership Guidelines

In December 2006, the Board approved stock ownership guidelines for the executives of the Company, pursuant to which executives are required to maintain direct ownership in the Company's common stock in amounts as follows:

•	CEO: five times annual base salary.

•	President and COO, Senior Vice Presidents: three times annual base salary.

•	Corporate Vice Presidents: one times annual base salary.

An individual has five years from the date the executive is appointed to the relevant position to comply with these guidelines. Stock options do not count toward these guidelines. All shares held directly or beneficially, including shares of restricted stock, shares of stock acquired upon exercise of stock options, and shares credited under the Company's Directed Investment Salary Plan (the 401(k) Plan, or “DISP”) count toward these guidelines. As of the end of 2011, all named executive officers either met or exceeded their respective stock ownership requirements.
Retirement Plans

The Company has defined benefit pension plans and defined contribution retirement plans in which certain of the named executive officers currently participate.

Basic Retirement Plan

The Basic Retirement Plan is a tax-qualified plan that generally covers employees in the U.S. Under the Basic Retirement Plan, a participant retiring at age 65 is eligible to receive a monthly single life annuity equal to his credited service times a flat dollar amount ($25 for most U.S. salaried employees). Participants age 55 or older with 10 years of vesting service may retire prior to age 65 with a reduced benefit. All named executive officers except Mr. Haines participated in the Basic Retirement Plan in 2011. Mr. Haines is ineligible because he was hired after February 21, 2006 when the Plan was closed to all new salaried employees.
Cash Balance Pension Plan

The Cash Balance Pension Plan is a tax-qualified plan that covers most salaried employees in the U.S. Under the Cash Balance Pension Plan, a participant is eligible to receive the amount credited to his account or a monthly single life annuity based on the amount credited to his account. The Plan benefits consist of:

•
An opening balance for participants in the Plan at December 31, 1999, equal to the present value of the participant's accrued benefit earned at December 31, 1999 under the applicable prior pension plan;

•	Annual contributions made by the Company as of the end of each calendar year that range from 3% to 12% of the participant's compensation;

•
Pay credits equal to a percentage of eligible compensation based on credited service and transition credits from 2000-2004 equal to 6% of eligible compensation for participants with 45 points (age plus service) at December 31, 1999; and

•	Interest credits based on the 30-year Treasury rate for the November preceding each plan year.

All named executive officers participated in the Cash Balance Pension Plan in 2011.

Pension Restoration Plan

In order to provide eligible employees, including named executive officers, with the portion of their retirement benefits that cannot be paid under the tax-qualified pension plans, the Company maintains the Pension Restoration Plan. The Plan, which is non-qualified, provides retirement benefits to eligible executives based on all eligible compensation including compensation in excess of Internal Revenue Code limits. The benefit for Messrs. Trumbull and Sengstack is determined by applying a formula based on credited service and final average compensation, with an offset for benefits provided by the Basic Retirement Plan, the Cash Balance Pension Plan and Social Security. The benefit for Messrs. Haines, Stone and Davis is determined by applying the Cash Balance Pension Plan formula for all eligible compensation, offset for benefits provided by the Cash Balance Pension Plan.
Directed Investment Salary Plan (DISP)

The DISP is a tax qualified 401(k) plan that covers all U.S. employees, including the named executive officers. An employee can elect to defer 1-50% of his compensation on a pre-tax basis, up to a maximum in 2011 of $16,500, or $22,000 if age 50 or over, and the Company will make a matching contribution of up to 3.5% of the employee's first 5% of deferral contributions (table listed below), taking into consideration Internal Revenue Code compensation limits. (The compensation limit was $245,000 in 2011.)

Employee Contribution	Company Match
1%	1.0%
2%	2.0%
3%	2.5%
4%	3.0%
5%	3.5%

The DISP also holds participants' accounts that were held in the Company's Employee Stock Ownership Plan, which was merged into the DISP in 2010.
Deferred Compensation Plan

The Company maintains the Deferred Compensation Plan, which provides an additional benefit to attract and retain key executives at a minimal cost to the Company. The Deferred Compensation Plan permits executive officers of the Company to elect each year to defer up to 90% of their bonus awards and up to 50% of their salary. The Company does not contribute any amounts to the Deferred Compensation Plan. Deferred amounts are credited to a notional account maintained on behalf of the participant, which is adjusted for earnings and losses based on investment funds made available under the DISP, as elected by the participant. A participant's account under the Deferred Compensation Plan will be distributed to him as soon as practicable after the first of the month following termination of employment (provided that distribution to a “key employee” as defined in Section 409A of the Internal Revenue Code will be deferred for six months). No named executive officer contributed to the Deferred Compensation Plan in 2011.
Redesign of Retirement Program
In 2011, the Company implemented a redesign of its retirement program, which included the following:  (i) effective as of December 31, 2011, participants in the Basic Retirement Plan and Cash Balance Plan generally stopped accruing benefits, although participants 50 and older as of such date (which includes Messrs. Trumbull and Sengstack) will accrue benefits under the Basic Retirement Plan until December 31, 2016; and (ii) beginning January 1, 2012, the Company will provide DISP participants with an additional annual service-based contribution that ranges from 3% to 9% of their compensation, depending on their years of service with the Company.  In addition, participants other than Messrs. Trumbull and Sengstack stopped accruing benefits under the Pension Restoration Plan, and those participants will instead participate in two new defined contribution retirement accounts, which are intended to replace the Pension Restoration Plan benefits.  In one account, the Company will provide the portion of the service-based contribution that could not be made under the DISP due to IRS limitations.  Earnings on this account will be credited at the rate of earnings on the participant's underlying DISP account.  In the other account, the Company will provide an additional contribution of 2% to 4% of compensation depending on years of service.  Earnings on this account will follow the methodology used in the now-frozen cash balance plan, which credits earnings based on the 30-year Treasury rate, but not less than 4.5%.

Perquisites, Other Personal Benefits, and Other Compensation

The Company does not provide the named executive officers with perquisites or other personal benefits such as Company vehicles, club memberships, financial planning assistance or tax preparation.
Employment Agreements

During 2011, the Company had employment agreements with Messrs. Trumbull, Haines and Sengstack. All agreements are three-year agreements, which automatically extend for an additional year unless either party gives notice not to renew. If the agreement is not renewed by the Company, and the executive terminates his employment, the executive is entitled to a payment equal to 12 months of salary and the bonus paid for the preceding year, a bonus pro-rated for the time of employment in the current year, continued participation in the Company's benefit plans for 12 months, and immediate vesting of all stock options. If the executive's employment is terminated prior to a change in control without cause by the Company or for good reason by the executive (as defined in the agreements), the executive is entitled to these same benefits, except that Messrs. Trumbull and Sengstack are entitled to 18 months of continued salary, 1½ times the bonus paid for the preceding year and 18 months of benefits continuation. If the executive's employment is terminated without cause by the Company or for good reason by the executive following a change in control of the Company, the executive is entitled to receive a payment equal to 36 months of continued salary, three times the bonus paid for the preceding year (24 months of salary and two times bonus for Mr. Haines), a bonus pro-rated for the time of employment in the current year, continued participation in the Company's benefit plans for 36 months (24 months for Mr. Haines), and immediate vesting and cashout of outstanding options. In addition, in order to provide these executives an additional element of security in a change in control, these amounts are payable if the executive terminates employment for any reason in the 13th month following a change in control. Any prorata bonus is determined by using the executive's actual bonus for the past year, except that any prorata bonus payable to Mr. Trumbull because of a termination prior to a change in control would be determined with reference to the bonus otherwise payable to him had he continued to be employed for the full year in which employment terminated. In addition, the executive will receive a gross-up payment to cover any liability arising under Internal Revenue Code Section 280G as a result of the payments. Under his agreement, Mr. Trumbull is deemed to have five years of full-time service with the Company as of January 1, 2003 for purposes of vesting and benefit accrual under the Company's Pension Restoration Plan.
Messrs. Trumbull, Haines, Sengstack, Stone and Davis have each signed a confidentiality and non-compete agreement with the Company. Under this agreement, they agree to maintain all confidential information of the Company, and for a period of 18 months after termination of employment from the Company they agree not to, directly or indirectly, participate in the design, development, manufacture, or distribution of electrical submersible motors or related products in competition with the Company.
Employment Security Agreements

The Company has entered into employment security agreements (“ESAs”) with Mr. Stone, Mr. Davis, and other certain executives that provide benefits upon a change in control of the Company, in order to extend these benefits to some executives who are not party to employment agreements.
Each ESA provides that if within two years after a change in control (as defined in the ESA) the Company terminates the executive's employment for any reason other than cause, or the executive terminates his employment with the Company for good reason (as defined in the ESA), the executive is entitled to the following:

•
A lump sum payment equal to the sum of two times the executive's base salary, a prorated portion of the executive's target bonus for the current year (based on the termination date), and two times the executive's target bonus for the current year;

•
A lump sum payment equal to the increase in benefits under the Company's tax-qualified and supplemental retirement plans that results from crediting the executive with additional service for 24 months (or, if earlier, until age 65);

•	Immediate vesting of all stock-based awards and deemed satisfaction of all performance-based awards;

•	Continued coverage under the Company's health and welfare plans for 24 months following termination (or, if earlier, until age 65);

•	12 months of executive outplacement services (not to exceed $50,000) with a professional outplacement firm selected by the Company; and

•
For agreements entered into prior to 2009, including Mr. Stone's and Mr. Davis's, a gross-up payment to cover any excise and related income tax liability under Section 280G of the Internal Revenue Code as a result of payments made or benefits provided under the ESA (except that if the payments and benefits subject to Section 280G are less than 110% of the amount that could be paid without incurring Section 280G liability, the payments under the ESA will be reduced so that no such liability will be incurred). Agreements entered into after 2009 do not provide for a gross-up payment and instead reduce ESA payments, so that this liability will not be incurred.

The ESAs contain a restrictive covenant that prohibits the executive from soliciting employees of the Company for 18 months following termination. The confidentiality and non-compete agreements of Mr. Stone and Mr. Davis also applies for 18 months following a termination of employment under the ESAs.
The Company determined that these agreements directly fulfill the Company's objective to attract and retain key executives. By providing these agreements the executives are able to remain focused on the best interests of the shareholders in the event of a potential change-in-control situation. Additionally, these agreements provide benefits which strive to retain the executives during a transitional period.
Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid to the CEO and the three other most highly compensated officers other than the chief financial officer of a public company to $1,000,000 per year, but contains an exception for certain performance-based compensation. While base salary and time-based restricted stock, by their nature, do not qualify as performance-based compensation under Section 162(m), the Committee has structured the annual cash incentive awards under the Annual Bonus Plan and the grant of stock options to qualify as performance-based compensation under Section 162(m). Although the Committee attempts to establish and maintain compensation programs that optimize the tax deductibility of compensation, the Committee retains discretion to authorize payment of compensation that may not be fully tax deductible when it believes this would be in the best interests of the Company. For 2011, the Company expects that all of the compensation paid in 2011 will be deductible by the Company for federal income tax purposes.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables set forth compensation information for the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for the fiscal years ended December 31, 2011, January 1, 2011 and January 2, 2010.

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)(1)	Option Awards ($)(f)(1)	Non-Equity Incentive Plan Compensation ($)(g)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(h)(2)	All Other Compensation ($)(i)(3)	Total ($)(j)
R. Scott Trumbull, Chairman of the Board & CEO	2011	667,515	—	589,085	750,156	1,197,789	1,071,060	19,173	4,294,778
	2010	648,888	—	464,780	416,854	1,226,398	679,374	14,023	3,450,317
	2009	637,513	—	249,759	581,861	115,390	863,245	69,487	2,517,255
John J. Haines, VP, CFO & Secretary	2011	300,006	—	137,065	174,519	339,457	21,364	8,787	981,198
	2010	264,590	—	115,280	133,727	319,544	10,432	8,716	852,289
	2009	250,005	—	—	119,235	46,501	9,896	8,562	434,199
Gregg C. Sengstack, President & COO	2011	334,757	—	146,663	186,773	354,106	444,727	10,830	1,477,856
	2010	317,491	—	115,280	133,728	353,049	307,858	8,611	1,236,017
	2009	308,257	11,714	212,426	184,589	65,967	441,747	26,606	1,251,306
Robert J. Stone, Sr. VP, President Americas Water Systems Group	2011	315,007	—	143,797	183,100	409,950	60,901	8,952	1,121,707
	2010	294,382	—	115,280	133,728	379,076	35,247	8,704	966,417
	2009	286,507	33,234	115,875	184,589	43,836	29,798	8,842	702,681
DeLancey W. Davis, VP, President US/Canada Business Unit	2011	290,006	—	90,899	115,737	342,004	34,623	8,827	882,096

(1)
The amounts in columns (e) and (f) are the grant date fair values of the restricted stock and option awards computed in accordance with FASB Codification Topic 718 and represent the Company's total projected expense of grants made to the named executive officers in 2011. See Note 15 of the Company's Annual Report to Shareholders for the fiscal year ending December 31, 2011 for a complete description of the assumptions used for these valuations.

(2)	The amounts in column (h) represent the annual change in the present value of each named executive officer's benefits under the Company's defined benefit pension plans.

(3)
These amounts represent the Company's life insurance contributions for 2011 of $47; the Company's matching contributions under its 401(k) plan for 2011 of $8,575; and a Medicare tax reimbursement in 2011 related to the Pension Restoration Plan as follows: Mr. Trumbull: $10,551; Mr. Haines: $165; Mr. Sengstack: $2,208; Mr. Stone: $330; Mr. Davis: $205.

Salary

Salary adjustments for Messrs. Trumbull and Sengstack were effective as of June 1, 2011. Salary adjustments for Messrs. Haines, Stone and Davis were effective as of January 1, 2011 in order to bring their salaries more in line with market.

Restricted Stock Awards

The 2011 restricted stock awards consisted of 13,564 shares awarded to Mr. Trumbull; 3,156 shares awarded to Mr. Haines; 3,377 shares awarded to Mr. Sengstack; 3,311 shares awarded to Mr. Stone and 2,093 shares awarded to Mr. Davis.

The 2010 restricted stock awards consisted of 16,127 shares awarded to Mr. Trumbull and 4,000 shares awarded to each of Messrs. Haines, Sengstack and Stone. Mr. Trumbull's award included 3,627 shares to compensate him for the 10,314 stock options that were not awarded to him in 2009 due to limitations under the Stock Plan. Twenty-five (25) percent of this award vested at grant, with the balance vesting ratably over the next three years.

In connection with his increased responsibilities, Mr. Sengstack received a restricted stock award for 4,000 shares in 2009; the award will vest on April 28, 2012. There were no other restricted stock awards granted in 2009.

Except as noted above, restricted stock awards vest on the fourth anniversary of the grant date.

Option Awards

The 2011 grants to the named executive officers consisted of options for 43,096 shares to Mr. Trumbull; 10,026 shares to Mr. Haines; 10,730 shares to Mr. Sengstack; 10,519 shares to Mr. Stone and 6,649 shares to Mr. Davis. These grants had an exercise price of $43.43.

The 2010 grants to the named executive officers consisted of options for 39,900 shares to Mr. Trumbull and 12,800 shares to each of Messrs. Haines, Sengstack and Stone. These grants had an exercise price of $28.82.

The 2009 grants to the named executive officers consisted of options for 100,000 shares to Mr. Trumbull; 20,492 shares to Mr. Haines and 31,724 shares to Messrs. Sengstack and Stone. These grants had an exercise price of $17.34.

All of the stock options granted in 2011, 2010 and 2009 vest over four years, at 25% per year, and expire after ten years.

Long Term Bonus Program

On March 5, 2009, Messrs. Trumbull, Sengstack and Stone received awards of cash and unrestricted stock as part of the incentive payments made under the Long Term Bonus Program resulting from the attainment of certain Company-wide performance goals measured over a five-year period from 2004 to 2008. One-half of the payments were made in cash and one-half was made in awards of unrestricted stock. The number of shares of stock awarded, the grant date value of which is reflected in the “Stock Awards” column for 2009, were as follows:  Mr. Trumbull: 14,016; Mr. Sengstack: 6,959; and Mr. Stone: 6,504. Mr. Haines did not participate in the Program because his employment did not commence until April 14, 2008.

Bonus and Non-Equity Incentive Plan Compensation

The amounts in columns (d) and (g) of the Summary Compensation Table reflect the bonuses paid in 2011, 2010 and 2009 to the named executive officers under the Company’s performance-based Executive Officer Annual Incentive Cash Bonus Program. A description of this program can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Messrs. Trumbull, Sengstack, Stone and Davis participate in two tax-qualified defined benefit retirement plans and one non-qualified defined benefit retirement plan. Mr. Haines participates in one tax-qualified defined benefit retirement plan and one non-qualified defined benefit retirement plan. Descriptions of these retirement plans can be found in the 2011 Pension Benefits Table and accompanying narrative included in this proxy statement.

2011 Grant of Plan Based Awards Table

The following table sets forth the plan-based grants made during the fiscal year ended December 31, 2011.

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock (#)(i)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(j)(3)	Exercise or Base Price of Option Awards ($/sh)(k)	Grant Date Fair Value of Options and Awards ($)(l)(4)
		Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)
R. Scott Trumbull	3/2/2011	220,280	667,515	1,335,030
	3/2/2011				13,564	43,096	43.43	1,339,240
John J. Haines	3/2/2011	66,826	202,505	405,009
	3/2/2011				3,156	10,026	43.43	311,584
Gregg C. Sengstack	3/2/2011	82,852	251,068	502,136
	3/2/2011				3,377	10,730	43.43	333,436
Robert J. Stone	3/2/2011	77,964	236,256	472,512
	3/2/2011				3,311	10,519	43.43	326,897
DeLancey W. Davis	3/2/2011	64,599	195,754	391,508
	3/2/2011				2,093	6,649	43.43	206,636

(1)
The amounts reflected in the non-equity incentive compensation estimated possible payouts for 2011 were established under the Executive Officer Annual Incentive Bonus Program. The estimated payouts shown in the Table were based on performance in 2011, which has now occurred. Thus, the amounts shown in “threshold”, “target”, and “maximum” columns reflect the range of potential payouts when the performance goals were set in early 2011. Actual amounts paid for 2011 are reflected in the Summary Compensation Table. A description of this program can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

(2)
Restricted stock awards were granted to Mr. Trumbull (13,564 shares), Mr. Haines (3,156 shares), Mr. Sengstack (3,377 shares), Mr. Stone (3,311 shares) and Mr. Davis (2,093 shares). The awards vest on March 2, 2015 if they are still employed with the Company on such date. Vesting is accelerated upon a change in control of the Company.

(3)
The exercise price for grants of stock options is determined using the closing price of the Company’s Common Stock on the date of grant. The option grants expire after ten years and are vested over four years, at 25% per year. Vesting is accelerated upon a change in control of the Company, death, disability or retirement.

(4)	The grant date fair value of the stock options and stock awards shown in the above table was computed in accordance with FASB Codification Topic 718.

2011 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth the outstanding equity awards as of December 31, 2011.

Name (a)	Option Awards(1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise price ($/sh)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(j) (7)
R. Scott Trumbull	60,800 30,200 18,500 14,500 42,975 50,000 9,975 0	0 0 0 0 14,325 50,000 29,925 43,096	29.95 40.93 45.90 48.87 32.19 17.34 28.82 43.43	02-12-2014 02-10-2015 02-17-2016 02-09-2017 02-28-2018 03-05-2019 02-22-2020 03-02-2021	27,878(2)	1,214,366	N/A	N/A
John J. Haines	7,500 10,246 3,200 0	2,500 10,246 9,600 10,026	40.45 17.34 28.82 43.43	05-01-2018 03-05-2019 02-22-202003-02-2021	15,156(3)	660,195	N/A	N/A
Gregg C. Sengstack	16,000 16,000 9,000 3,900 3,600 11,475 15,862 3,200 0	0 0 0 0 0 3,825 15,862 9,600 10,730	24.08 29.95 40.93 45.90 48.87 32.19 17.34 28.82 43.43	12-13-2012 02-12-2014 02-10-2015 02-17-2016 02-09-2017 02-28-2018 03-05-2019 02-22-202003-02-2021	11,377(4)	495,582	N/A	N/A
Robert J. Stone	7,200 5,450 3,900 3,600 11,475 0 0 0	0 0 0 0 3,825 15,862 9,600 10,519	29.95 40.93 45.90 48.87 32.19 17.34 28.82 43.43	02-12-2014 02-10-2015 02-17-2016 02-09-2017 02-28-2018 03-05-2019 02-22-2020 03-02-2021	7,311(5)	318,467	N/A	N/A
DeLancey W. Davis	0 3,862 0 0	2,425 9,343 6,000 6,649	32.19 17.34 28.82 43.43	02-28-2018 03-05-2019 02-22-202003-02-2021	8,593(6)	374,311	N/A	N/A

(1)
Each option grant has a ten-year term and vests pro rata over four or five years beginning on the first anniversary of the grant date. Options with grant dates prior to January 1, 2005 vest over five years, and options with grant dates after January 1, 2005 vest over four years. Vesting is accelerated upon death, disability, retirement or a change in control of the Company.  Exercise prices are determined using the closing price of the Company’s Common Stock on the date of grant.

(2)
Of Mr. Trumbull's restricted stock awards, 13,564 shares vest after 4 years on March 2, 2015, 12,500 shares vest after 4 years on February 22, 2014, 907 shares vest on February 22, 2013 and 907 shares vested on February 22, 2012.

(3)	Of Mr. Haines's restricted stock awards, 3,156 shares vest after 4 years on March 2, 2015, 4,000 shares vest after 4 years on February 22, 2014 and 8,000 shares vested after 4 years on April 14, 2012.

(4)
Of Mr. Sengstack's restricted stock awards, 3,377 shares vest after 4 years on March 2, 2015, 4,000 shares vest after 4 years on February 22, 2014 and 4,000 shares vest after 3 years on April 28, 2012.

(5)	Of Mr. Stone's restricted stock awards, 3,311 shares vest after 4 years on March 2, 2015 and 4,000 shares vest after 4 years on February 22, 2014.

(6)	Of Mr. Davis's restricted awards, 2,093 shares vest after 4 years on March 2, 2015, 2,500 shares vest after 4 years on February 22, 2014 and 4,000 shares vest after 3 years on April 28, 2012.

(7)	The market value of the stock awards was determined using the closing price of the Company’s common stock on December 30, 2011 ($43.56 per share).

2011 Option Exercises and Stock Vested Table

The following table sets forth the exercised options and vested awards for the fiscal year ended December 31, 2011.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)(1)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)(2)
R. Scott Trumbull	100,430	2,352,740	907	38,402
Gregg C. Sengstack	26,000	755,365	—	—
Robert J. Stone	19,062	423,230	—	—
DeLancey W. Davis	16,360	120,094	—	—

(1)	Represents the difference between the closing price of the stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.

(2)	Represents the value realized by multiplying the closing price of the stock on the date of vesting by the number of shares that vested.

2011 Pension Benefits Table

The following table sets forth (i) the years of service currently credited to each named executive officer under the Company’s pension plans and (ii) the present value of the accumulated benefit payable under each pension plan to each of the named executive officers upon retirement.

Named Executive Officer (a)	Plan Name (b)	Number of Years of Credited Service #(c)	Present Value of Accumulated Benefit ($)(d)(2)	Payments During Last Fiscal Year ($)(e)
R. Scott Trumbull	Basic Retirement Plan Cash Balance Pension Plan Pension Restoration Plan	9.0 9.0 14.0(1)	29,911 85,817 5,849,267	0 0 0
John J. Haines	Basic Retirement Plan Cash Balance Pension Plan Pension Restoration Plan	N/A 4.0 4.0	N/A(3) 28,551 17,987	0 0 0
Gregg C. Sengstack	Basic Retirement Plan Cash Balance Pension Plan Pension Restoration Plan	23.0 23.1 23.1	60,318 396,160 1,837,773	0 0 0
Robert J. Stone	Basic Retirement Plan Cash Balance Pension Plan Pension Restoration Plan	19.3 11.5 11.5	38,760 110,335 83,634	0 0 0
DeLancey W. Davis	Basic Retirement Plan Cash Balance Pension Plan Pension Restoration Plan	6.6 7.0 7.0	10,840 56,681 32,979	0 0 0

(1)
In the Pension Restoration Plan, Mr. Trumbull is credited with his years of preemployment service on the Board. $785,716 of the “Present Value of Accumulated Benefit” in the Pension Benefits table is attributable to this additional credited service.

(2)
The amounts in this column are based on a retirement age of 65 for Messrs. Trumbull, Haines and Davis. For Mr. Sengstack, retirement age equals age 62 for the Basic Retirement Plan and the Pension Restoration plan and age 65 for the Cash Balance Pension Plan. For Mr. Stone, retirement age equals age 62 for the Basic Retirement Plan and age 65 for the Pension Restoration Plan and Cash Balance Pension Plan.

(3)	Mr. Haines is ineligible for the Basic Retirement Plan.

Basic Retirement Plan

The Basic Retirement Plan is a tax-qualified pension plan that covers most U.S. employees of the Company and its affiliates, including the named executive officers who were hired before February 21, 2006. The Basic Retirement Plan provides each eligible named executive officer with a monthly single life annuity commencing at normal retirement age (age 65) equal to the number of years of credited service times $25. Participants are eligible to receive benefits after completing five years of vesting service. Participants who terminate employment after age 55 with 10 years of vesting service are eligible to receive early retirement benefits that are reduced to reflect commencement prior to age 65. Participants who terminate employment on or after age 62 with 25 years of vesting service are eligible to receive early retirement benefits that are unreduced for commencement prior to age 65. Participants with five years of vesting service who terminate employment and are not eligible to receive early retirement benefits are eligible for benefits commencing at age 65. No named executive officer is currently eligible for early retirement benefits. Mr. Haines is not eligible to participate in the Plan because he was hired after February 21, 2006.

The benefit formula calculates the benefit payable in a single life annuity form, which is the normal form of benefit for unmarried participants. The normal form of benefit payment for married participants is a 50% joint and survivor annuity. Participants, with spousal consent if applicable, can waive the normal form and elect to have benefits paid in various annuity forms, which are the actuarially equivalent of the single life annuity form.

The Basic Retirement Plan was amended in 2011 to provide that participants younger than age 50 as of December 31, 2011 (which included Messrs. Stone and Davis) stopped earning benefits as of such date, and participants 50 or older as of December 31, 2011 (which includes Messrs. Trumbull and Sengstack) will stop earning benefits on December 31, 2016.

Cash Balance Pension Plan

The Cash Balance Pension Plan is a tax-qualified pension plan that covers most U.S. employees of the Company and its affiliates who are classified as "exempt" and who are not covered by a collective bargaining agreement, which includes each named executive officer. An account is maintained for each participant under the Plan, which consists of (i) an opening account balance equal to the then present value of the participant's accrued benefit, if any, earned as of December 31, 1999 under one of the Company's prior pension plans, (ii) annual contributions made  by the Company as of the end of each calendar year that range from 3% to 12% of the participant's compensation (based on the participant's credited service); (iii) annual transitional credits made by the Company from 2000-2004 equal to 6% of compensation of each participant whose age and years of vesting service as of December 31, 1999 totaled 45 or more; and (iv) annual interest credits made by the Company as of the end of each calendar year, based on the 30-year Treasury security rate for the November preceding each such year (subject to a minimum interest rate of 4.5%).  Compensation includes wages subject to withholding, excluding income recognized in connection with the Company's stock based plans, reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits (in accordance with Internal Revenue Code limits, the maximum compensation taken into account in determining benefits was limited to $245,000 in 2011).

Participants are eligible to receive benefits after completing three years of service. They can elect to receive their benefits upon termination of employment or they can defer receipt of benefits until age 65. Any accounts remaining in the Cash Balance Plan will continue to be credited with interest until the account is paid. The normal form of benefit payment for unmarried participants is a single life annuity, and the normal form of benefit payment for married participants is a 50% joint and survivor annuity. Participants, with spousal consent if applicable, can waive the normal form and elect to have benefits paid in various annuity forms, which are the actuarially equivalent of the normal form, or in a lump sum.

The Cash Balance Plan was amended in 2011 so that as of December 31, 2011, the Plan was closed to new participants and current participants stopped earning annual contributions as of such date (although interest credits continue until the benefit is distributed).

Pension Restoration Plan

The Pension Restoration Plan is an unfunded, non-qualified pension plan that is intended to provide an employee with the portion of his benefits that cannot be paid under the Cash Balance Pension Plan or the Contributory Retirement Plan (the predecessor to the Cash Balance Pension Plan) due to Internal Revenue Code limitations on the amount of compensation that can be taken into account in determining benefits under, and the amount of benefits that can be paid from, tax-qualified pension plans. The Plan covers U.S. employees who are selected by the Employee Benefits Committee to participate, which includes all of the named executive officers.

The benefits of Messrs. Trumbull and Sengstack are based on the formula in effect under the Contributory Retirement Plan on December 31, 1999, but without regard to the Internal Revenue Code limits. This formula is based on the employee's credited service and final three-year average compensation, with an offset for benefits provided by the Basic Retirement Plan, the Cash Balance Pension Plan and Social Security. There is a minimum benefit whereby if the monthly benefit amount paid to the employee under the Basic Retirement Plan, Cash Balance Pension Plan, Pension Restoration Plan and Social Security is less than a designated percentage of the employee's three-year final average compensation, the difference is paid from the Pension Restoration Plan. The current designated percentage (which is based on years of service at retirement) for Mr. Trumbull is 40% (assuming retirement at age 65), and Mr. Sengstack is 50% (assuming retirement at age 62).

The benefits of Messrs. Haines, Stone and Davis are determined by applying the Cash Balance Pension Plan formula for all eligible compensation (including compensation in excess of the Code limits), offset for the benefits provided by the Cash Balance Pension Plan.

The benefit accrued under the Pension Restoration Plan is paid upon termination of employment as follows:  (i) if the lump sum value is less than $1,000,000, it will be paid in a lump sum within 90 days following termination; (ii) if the lump sum value is more than $1,000,000 but less than $2,000,000, one-half of the benefit will be paid within 90 days following termination, the remaining benefit will be paid as a single life annuity over the first 12 months following termination, and the benefit remaining at the end of the 12-month period will be paid in a lump sum on the first anniversary of termination; (iii) if the lump sum value is $2,000,000 or more, one-third will be paid within 90 days following termination, the remaining benefit will be paid as a single life annuity over the first 12 months following termination, one-half of the benefit remaining at the end of the 12-month period will be paid in a lump sum on the first anniversary of termination, the remaining benefit will be paid as a single life annuity over the second 12-month period following termination and the benefit remaining at the end of the second 12-month period will be paid in a lump sum on the second anniversary of termination. If the participant is deemed to be a “key employee” as defined by the Internal Revenue Code, any distribution that is payable due to termination of employment will be delayed for six months following the date of such termination. Notwithstanding the foregoing, upon a change in control of the Company, all participants become fully vested in their benefits, all benefits will be paid in a lump sum within 60 days after the change in control and active participants will have three years of additional age and service credits in determining benefits.

The Pension Restoration Plan was amended so that participants other than Messrs. Trumbull and Sengstack stopped earning benefits as of December 31, 2011 and instead will participate in a new non-qualified deferred compensation arrangement that provides a Company contribution equal to the portion of the service-based contribution that could not be made under the DISP due to IRS limits as well as a Company contribution that ranges from 2% to 4% of eligible compensation depending on length of service.

Pension Plan Assumptions

The assumptions used in calculating the present value of the accumulated pension benefits are set forth in Footnote 9 of the audited financial statements contained in the Company's Annual Report to Shareholders for the year ended December 31, 2011. The Company does not grant additional years of credited service under its pension plans, other than the additional years of service credited to Mr. Trumbull (as described in footnote 1 of the 2011 Pension Benefits Table), which was intended to ensure full vesting and benefits in the first years of his employment.

2011 Nonqualified Deferred Compensation

The following table sets forth (i) the contributions made by each named executive officer and the Company in 2011, (ii) the earnings on the account balances as of December 31, 2011 and (iii) the account balances as of December 31, 2011 under the Company’s Deferred Compensation Plan.

Name (a)	Executive Contribution in Last Fiscal Year (b)	Company Contribution in Last Fiscal Year (c)	Aggregate Earnings in Last Fiscal Year (d)(1)	Aggregate Withdrawals/ Distributions (e)	Aggregate Balance at Last Fiscal Year End (f)(2)
R. Scott Trumbull	$—	$—	$13,771	$—	$411,987

(1)	The earnings reported in this column are not included in the Summary Compensation Table.

(2)	Of this amount, the $111,987 in earnings have not been reported in the Summary Compensation Table.

The Deferred Compensation Plan permits executive officers of the Company to elect each year to defer up to 90% of their bonus awards and up to 50% of their salary. The Company does not contribute any amounts to the Plan. Deferred amounts are credited to a notional account maintained on behalf of the participant, which is adjusted for earnings and losses based on investment funds made available under the Company’s 401(k) plan, as elected by the participant. A participant’s Plan account will be distributed to him as soon as practicable after the first of the month following termination of employment (provided that distribution to a “key employee” as defined in Section 409A of the Internal Revenue Code will be deferred for six months).

Mr. Trumbull is the only named executive officer who has elected to participate in the Plan and he elected to defer $300,000 of the bonus that was paid to him in February 2009 under the Company’s Executive Officer Annual Incentive Cash Bonus Plan. This deferred amount was previously reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2008.

Potential Payments upon Termination or Change in Control of the Company

The Company provides benefits to certain of the named executive officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described as follows:

Employment Agreements

The employment agreements of Messrs. Trumbull, Haines and Sengstack are three-year agreements, which automatically renew for an additional year unless either party provides advance written notice of an election not to extend the term.

The agreements provide the following severance benefits under the described termination scenarios:

•
Termination – Nonrenewal of Employment Agreement. If the executive terminates his employment at any time during the term of the agreement after receipt of notice from the Company of its decision to not extend the term, he is entitled to an immediate payment equal to a pro-rata portion of the bonus paid for the preceding year (or, in the case of Mr. Trumbull, later payment of a pro-rata portion of the bonus payable for the year of termination), an immediate payment equal to 12 months of his then current salary and one times the bonus paid for the preceding year, immediate vesting of all outstanding stock options, and continued participation in all of the Company’s employee benefit plans for the applicable severance period.

•
Termination – Prior to a Change in Control. If a Change in Control of the Company (as defined in the agreements) has not occurred and the executive’s employment is terminated by the Company for other than “Good Cause” or the executive terminates his employment for “Good Reason,” he is entitled to an immediate payment equal to a pro-rata portion of the bonus paid for the preceding year (or, in the case of Mr. Trumbull, later payment of pro-rata portion of the bonus payable for the year of termination), an immediate payment equal to 18 months of his then current salary and one and one-half times the bonus paid for the preceding year (12 months and one times the bonus paid for the preceding year for Mr. Haines), immediate vesting of all outstanding stock options, and continued participation in all of the Company’s employee benefit plans for the applicable severance period.

•
Termination – Following a Change in Control. If following a Change in Control of the Company (as defined in the agreements) the executive’s employment is terminated within two years of the Change in Control by the Company for other than “Good Cause” or by the executive for “Good Reason”, or the executive terminates his employment at any time during the 13th month following the Change in Control, he is entitled to an immediate payment equal to a pro-rata portion of the bonus paid for the preceding year, an immediate payment equal to 36 months of his then current salary and three times the bonus paid for the preceding year (24 months and two times the bonus paid for the preceding year for Mr. Haines), immediate vesting and cash out of all outstanding stock options, and continued participation in all of the Company’s employee benefit plans for the applicable severance period, and a gross-up payment to cover any excise and related income tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit under the agreement.

Under the agreements, the otherwise applicable 12, 18, 24 or 36 month severance period is shortened to the earlier date the executive attains age 65. Because Mr. Trumbull will attain age 65 on September 24, 2013, his benefits would be limited by this provision.

For purposes of the employment agreements:

•
“Good Cause” means the executive’s death or disability, his fraud, misappropriation of, or intentional material damage to, the property or business of the Company, his commission of a felony likely to result in material harm or injury to the Company, or his willful and continued material failure to perform his obligations.

•
“Good Reason” exists if (a) there is a change in the executive’s title or a significant change in the nature or the scope of his authority, (b) there is a reduction in the executive’s salary or retirement benefits or a material reduction in the executive’s compensation and benefits in the aggregate, (c) the Company changes the principal location in which the executive is required to perform services to more than fifty miles away, (d) the executive reasonably determines that, as a result of a change in circumstances significantly affecting his position, he is unable to exercise the authority or duties attached to his positions, or (e) any purchaser of substantially all of the assets of the Company declines to assume the obligations under the employment agreement.

Employment Security Agreements

Certain executives, including Messrs. Stone and Davis, are party to an employment security agreement (ESA) with the Company. Each ESA provides that if within two years after a change in control (as defined in the ESA) the Company terminates the executive’s employment for any reason other than “Good Cause”, or the executive terminates his employment with the Company for “Good Reason” (as defined in the ESA), the executive is entitled to the following:

(i)
a lump sum payment equal to the sum of two times the executive’s base salary, a prorata portion of the executive’s target bonus for the current year (based on the termination date), and two times the executive’s target bonus for the current year;

(ii)
a lump sum payment equal to the increase in benefits under the Company’s tax-qualified and supplemental retirement plans that results from crediting the executive with additional service for 24 months (or, if earlier, until age 65);

(iii)	immediate vesting of all stock-based awards and deemed satisfaction of all performance-based awards;

(iv)	continued coverage under the Company’s health and welfare plans for 24 months following termination (or, if earlier, until age 65);

(v)	12 months of executive outplacement services (not to exceed $50,000) with a professional outplacement firm selected by the Company; and

(vi)
for agreements entered into prior to 2010, including the agreements of Messrs. Stone and Davis, a gross-up payment to cover any excise and related income tax liability under Section 280G of the Internal Revenue Code as a result of payments made or benefits provided under the ESA (except that if the payments and benefits subject to Section 280G are less than 110% of the amount that could be paid without incurring Section 280G liability, the payments under the ESA will be reduced so that no such liability will be incurred). Agreements entered into after 2009 do not provide for gross-up payments and instead reduce ESA payments so that this liability will not be incurred.

For purposes of the ESAs:

•
“Good Cause” means the executive’s intentional and material misappropriation of, or damage to, the property or business of the Company, his conviction of a criminal violation involving fraud or dishonesty or of a felony that causes material harm or injury to the Company, or his willful and continuous failure to perform his obligations under the ESA that is not cured.

•
“Good Reason” means a material reduction in the executive’s salary or retirement benefits or a material reduction in his compensation and benefits in the aggregate, or any purchaser of substantially all of the assets of the Company declines to assume all of the Company’s obligations under the ESA.

Pension Restoration Plan

The Pension Restoration Plan, in which all named executive officers participate, provides that upon a Change in Control of the Company (as defined in the Plan), (i) all participants will become 100% vested in their benefits, which will be paid in an immediate lump sum within 60 days, and (ii) active participants will have three years of additional credit for age and service in determining their benefits under the Plan.

Stock Plan

The Company’s Stock Plan provides that upon a Change in Control of the Company all outstanding awards become fully vested, all restrictions on any awards terminate or lapse and performance goals applicable to stock awards will be deemed satisfied at the highest level. Stock Option Agreements under the Stock Plan provide for full vesting upon termination of employment due to death, disability or retirement. The Restricted Stock Agreements under the Stock Plan provide for pro-rata vesting upon termination of employment due to death, disability or retirement.

The tables set forth below quantify the additional benefits described above that would be paid to each named executive officer pursuant to the arrangements described above under the following termination scenarios: assuming a non-renewal on the employment agreement, termination of employment and/or change in control occurred on December 31, 2011.

Termination – Nonrenewal of Employment Agreement

Name (a)	Salary ($)(b)	Non-Equity Plan Compensation ($)(c)	Accelerated Vesting of Options ($)(d)	Accelerated Vesting of Restricted Stock ($)(e)	Additional Pension Credits ($)(f)(1)	Continued Benefit Plan Coverage ($)(g)
R. Scott Trumbull	675,000	2,424,187	1,920,572	—	1,539,014	7,838
John J. Haines	300,000	639,088	419,233	—	20,539	6,818
Gregg C. Sengstack	400,000	706,098	602,238	—	291,866	6,848
Robert J. Stone	—	—	—	—	—	—
DeLancey W. Davis	—	—	—	—	—	—

(1)	Represents additional accruals under defined benefit pension plans and employer contributions and earnings on accounts under defined contribution pension plans.

Termination – No Change in Control

Name (a)	Salary ($)(b)	Non-Equity Plan Compensation ($)(c)	Accelerated Vesting of Options ($)(d)	Accelerated Vesting of Restricted Stock ($)(e)	Additional Pension Credits ($)(f)(1)	Continued Benefit Plan Coverage ($)(g)
R. Scott Trumbull	1,012,500	3,037,386	1,920,572	—	1,543,302	11,757
John J. Haines	300,000	639,088	419,233	—	20,539	6,818
Gregg C. Sengstack	600,000	882,623	602,238	—	1,411,016	10,272
Robert J. Stone	—	—	—	—	—	—
DeLancey W. Davis	—	—	—	—	—	—

(1)	Represents additional accruals under defined benefit pension plans and employer contributions and earnings on accounts under defined contribution pension plans.

Termination – Change in Control

Name (a)	Salary ($)(b)	Non-Equity Plan Compensation ($)(c)	Accelerated Vesting of Options ($)(d)	Accelerated Vesting of Restricted Stock ($)(e)	Additional Pension Credits ($)(f)(1)	Continued Benefit Plan Coverage ($)(g)	Outplacement Services ($)(h)	Gross Up ($)(i)
R. Scott Trumbull	1,181,250	3,372,595	1,920,572	1,214,366	2,193,867	13,716(2)	—	2,603,158
John J. Haines	600,000	958,632	419,233	660,195	51,587	13,636	—	715,790
Gregg C. Sengstack	1,200,000	1,412,196	602,238	495,582	1,764,453	20,543	—	1,858,724
Robert J. Stone	630,000	708,750	602,211	318,467	88,032	13,456	50,000	—
DeLancey W. Davis	580,000	587,250	361,876	374,311	60,464	13,156	50,000	500,818

(1)	Represents additional accruals under defined benefit pension plans and employer contributions and earnings on accounts under defined contribution pension plans.

(2)
Mr. Trumbull's benefits are based on receiving 21 months of salary, bonus and continued benefits, rather than 36 months, since the severance period is shortened to the earlier date he attains age 65 (September 24, 2013).

DIRECTOR COMPENSATION

Compensation for non-employee directors is determined by the Board of Directors, upon recommendation of the Corporate Governance Committee. Management makes recommendations to the Corporate Governance Committee with respect to non-employee director compensation. The Management Organization and Compensation Committee, pursuant to the Company’s Stock Plan, makes the actual award of options or restricted stock. Director Compensation is determined by compiling the compensation data for each of the peer group companies listed in the Compensation Discussion and Analysis and comparing such compensation to the current pay for the Company’s directors. The target compensation is the 75th percentile.

The following table sets forth the compensation received by the Company’s non-employee directors for the year ended December 31, 2011.

Name (a)	Fees Earned or Paid in Cash ($)(b)(1)		Stock Awards ($)(c)(3)	Option Awards ($)(d)(4)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)(5)	All Other Compensation ($)(g)	Total ($)(h)
Jerome D. Brady	68,000		85,000	—	N/A	2,944	—	155,944
David T. Brown	65,000	(2)	85,000	—	N/A	8,813	—	158,813
David A. Roberts	74,000		85,000	—	N/A	632	—	159,632
David M. Wathen	71,000	(2)	85,000	—	N/A	10,902	—	166,902
Thomas L. Young	68,000		85,000	—	N/A	—	—	153,000
Thomas R. VerHage	63,500		85,000	—	N/A	803	—	149,303

(1)	In 2011 the Board increased the annual retainer from $35,000 to $50,000.

(2)	Mr. Brown deferred $65,000 and Mr. Wathen deferred $68,000 of fees into the Non-Employee Directors’ Deferred Compensation Plan.

(3)
In 2011 the Board increased the value of the stock award from $80,000 to $85,000. The amounts in column (c) are the grant date fair values of the stock awards granted to the non-employee directors, computed in accordance with FASB Codification Topic 718 and represent the Company’s total expense of grants made in 2011. All directors received an award of 1,976 shares and Messrs. Brown, VerHage and Wathen elected to defer their stock awards into the Non-Employee Directors’ Deferred Compensation Plan.

(4)	No options were granted to non-employee directors in 2011. As of December 31, 2011, the non-employee directors held the following options: Mr. Brady: 32,919 and Mr. Roberts: 8,000.

(5)	The amounts in column (f) represent 2011 dividends earned on stock units credited under the Non-Employee Directors’ Deferred Compensation Plan.

Retainer and Fees

Non-employee directors are paid an annual retainer of $50,000, payable in either cash or stock, plus a fee of $1,500 for each Board and Board committee meeting attended. The Committee chairmen receive an additional fee of $6,000.  Directors who are employees of the Company receive no additional compensation for serving on the Board or Board committees.

Stock Awards

Non-employee directors participate in the Franklin Electric Co., Inc. Stock Plan. In 2011, each non-employee director received an award of 1,976 shares of the Company’s Common Stock, which vested immediately upon grant and had a market value of $85,000 on the May 6, 2011 date of grant.

Deferred Compensation

Non-employee directors may participate in the Non-Employee Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, each non-employee director may elect to defer, for each calendar year, all of his annual retainer, fees and stock award until his service on the Board terminates. At the time the director makes the deferral election, he must elect to have the deferred retainer and fees either (i) credited with interest on a monthly basis at the rate in effect for the Wells Fargo Stable Return Fund or (ii) converted into stock units, with credits equal to the cash that would have been paid had the units been actual shares of Common Stock owned by the director. Deferred stock awards will also be converted into stock units and credited with dividends.

Consulting Directors’ Plan

The Company maintained a Consulting Directors' Plan which is "frozen" and in which only Mr. Brady is eligible to participate. The Plan covered non-employee directors who retire from Board service at age 70 or older. Under this Plan, each director was eligible to enter into a consulting agreement with the Company pursuant to which the consulting director agrees to be available for consultation from time to time and is entitled to receive an annual fee for such services equal to the director's fee in effect at retirement. The consulting director can receive this fee for up to the same number of years that he served as director. The Company amended the Consulting Directors’ Plan to (i) limit future participation to the Company’s non-employee directors first elected before 2003 (currently Mr. Brady), and (ii) base the consulting fees on the retainer amount in effect as of June 1, 2006 and years of service as a director as of June 1, 2006.

Stock Ownership Guidelines

In 2006, the Board of Directors approved stock ownership guidelines for the non-employee directors, pursuant to which they are required to maintain direct ownership in the Company’s common stock with a value equal to four times their annual retainer. An individual has five years to comply with these guidelines. All shares held directly or beneficially, including stock awards, shares acquired upon exercise of stock options and shares credited under the Non-Employee Directors’ Compensation Plan, count toward these guidelines. Stock options do not count toward these guidelines. All non-employee directors either meet or exceed these guidelines, or are on track to meet them within the five-year period.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The following table sets forth information about the Company’s equity compensation plans as of March 5, 2012.(1)

Plan Category (a)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants & Rights (b)	Weighted-Average Exercise Price of Outstanding Options, Warrants & Rights ($)(c)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (b)) (d)
Equity Compensation Plans Approved by Security Holders(1)	1,529,230	$29.71	348,672
Equity Compensation Plans Not Approved by Security Holders(2)	50,092	n/a	49,908

(1)
As of March 5, 2012 (i) there were 1,529,230 outstanding stock options under all Stock Plans of the Company, with a weighted average exercise price of $29.71 and a weighted average remaining term of 5.54 years and (ii) there were 174,609 granted but unvested restricted stock awards. Additionally, as of that same date there were 398,580 shares remaining available for grant under all existing equity compensation plans of the Company.

(2)
This Plan category includes the following plans: Franklin Electric Co., Inc. Stock Option Plan (0 shares remain available for issuance) and Franklin Electric 2009 Amended & Restated Stock Plan (348,672 shares remain available for issuance).

(3)
This Plan category includes the Non-Employee Directors’ Deferred Compensation Plan, adopted in 2000 and described above under the caption Director Compensation. The information included in column (b) represents shares underlying stock units, payable on a one-for-one basis, credited to the directors’ respective stock unit accounts as of March 5, 2012. Non-employee directors may elect to receive the distribution of stock units in cash or in shares of the Company’s Common Stock.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which is composed solely of independent directors, is responsible, under guidelines established in the Audit Committee Charter (a copy of which is available on the Company's website at www.franklin-electric.com under “Corporate Governance”), for overseeing the risk management of the Company, accounting and financial reporting processes of the Company and the audits of the financial statements by reviewing: (i) the quality and integrity of the consolidated financial statements prepared by management; (ii) the performance of the internal audit function; and (iii) the qualifications, independence and performance of the Company's independent registered public accounting firm.

In accordance with SEC rules the Audit Committee of the Company states that:

•
The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, the Company's independent registered public accounting firm, the Company's audited financial statements for the fiscal year ended December 31, 2011.

•
The Audit Committee has reviewed and discussed with Deloitte & Touche LLP, the matters required to be discussed by the Statement on Auditing Standards No. 114, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3526T.

•
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable independence rules of the PCAOB, and has discussed with Deloitte & Touche LLP the independent registered public accounting firm's independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

    This report is submitted on behalf of all of the members of the Audit Committee:

Jerome D. Brady (Chairman)
David M. Wathen
Thomas R. VerHage

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2012 FISCAL YEAR

The Audit Committee has appointed the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year. Although shareholder ratification is not legally required, the Audit Committee believes it advisable to submit its decision to the shareholders. If the shareholders fail to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the Audit Committee will reassess its appointment. Deloitte & Touche LLP has acted as independent auditors for the Company since 1988.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to questions relating to their examination of the Company's financial statements.

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.

Audit Fees

The aggregate fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $1,235,324 and $1,174,957, respectively, for the fiscal years ended December 31, 2011 and January 1, 2011.

Audit-Related Fees

The fees for professional services rendered by Deloitte for due diligence related to acquisitions were $53,598 and $79,173, respectively, for the fiscal years ended December 31, 2011 and January 1, 2011.

Tax Fees

The fees for tax services rendered by Deloitte were $64,197 and $27,528, respectively, for the fiscal years ended December 31, 2011 and January 1, 2011.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a Pre-Approval Policy for Audit, Audit-Related, and Non-Audit Services. The Audit Committee has delegated to the Audit Committee Chairman the authority to pre-approve services not prohibited by law up to a maximum of $10,000 individually or $50,000 in the aggregate, provided that the Audit Committee Chairman shall report any decisions to pre-approve services to the full Audit Committee at its next meeting. For the fiscal year ended December 31, 2011, 0% of audit-related fees and 5.8% of tax fees (representing 0.3% of total fees) were approved by the Audit Committee pursuant to the exception provided in 17 CFR 210.2-01 (c)(7)(i)(C) as promulgated by the U.S. Securities and Exchange Commission.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2012 FISCAL YEAR.

PROPOSAL 3:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is required to submit to shareholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers. At the 2011 Annual Meeting of Shareholders, a majority of the Shareholders advised that the Board conduct the vote annually, and the Board so decided. The next such vote will occur at our 2013 annual meeting of shareholders.

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented and creative team of executives who will provide leadership for the Company’s success.  The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests.  The Company believes that its executive compensation program, which emphasizes a performance-based cash incentive and long-term equity awards, satisfies this goal and is strongly aligned with the interests of its shareholders.

The Compensation Discussion and Analysis, beginning on page 14 of this Proxy Statement, describes the Company’s executive compensation program and the decisions made by the Management Organization and Compensation Committee in 2011 in more detail.  The Company believes the compensation program for the named executive officers is instrumental in helping the Company achieve its strong financial performance.

The Company requests shareholder approval of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

As an advisory vote, this proposal is not binding upon the Company.  However, the Management Organization and Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, will carefully consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required for Approval

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4:  APPROVAL OF THE FRANKLIN ELECTRIC CO., INC. 2012 STOCK PLAN

The Board of Directors of the Company has unanimously approved, subject to the approval of shareholders, the Franklin Electric Co., Inc. 2012 Stock Plan (the “Plan”). The Board has determined that the Plan is necessary because the Franklin Electric Co., Inc. Stock Plan does not have sufficient shares remaining for future grants (as of March 8, 2012, no grants have yet been made for 2012 and only 348,672 shares remain available for issuance under the Stock Plan, 104,553 of which may be issued pursuant to stock options due to limits set forth in the Stock Plan).(1)
The Plan is a stock-based compensation plan that provides for discretionary grants of stock options, stock awards and stock unit awards to key employees and non-employee directors. The purpose of the Plan is to recognize contributions made to the Company and its subsidiaries by key employees and non-employee directors and to provide them with additional incentive to expand and improve the profits of the Company and achieve the objectives of the Company.
The Plan contains certain restrictions that the Board believes further the objectives of the Plan and reflect sound corporate governance: (i) shares that are used to pay the stock option exercise price or required tax withholding on any award cannot be used for future grants under the Plan; (ii) dividends on performance-based stock awards and dividend equivalents on performance-based stock unit awards are paid only to the extent the related performance goals are satisfied; (iii) stock options must be granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant and the term is limited to ten years from the date of grant; (iv) repricing of stock options without shareholder approval is prohibited; and (v) awards do not automatically vest upon a Change in Control of the Company.
The following is a summary of the Plan. It is qualified by reference to the full text of the Plan, which is attached as Exhibit A to this proxy statement. Shareholders are encouraged to review the Plan carefully.
Description of the Plan
Administration. The Plan is administered by the Management Organization and Compensation Committee of the Board of Directors (the “Committee”), which is comprised of directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the “outside director” definition under Section 162(m) of the Code. The Committee has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards. The Committee may delegate to an officer of the Company its authority to grant awards to employees who are not subject to Section 16 of the Exchange Act or who are not “covered employees” under Section 162(m) of the Code. (If the Committee is not comprised of at least two members who are non-employee directors and outside directors, then the Board will administer the Plan.)
Number of Shares of Common Stock. The number of shares of the Company's common stock that may be issued under the Plan is 1,200,000. Of these 1,200,000 shares: (i) the maximum number of shares issuable as stock options (either incentive stock options or nonqualified stock options) is 840,000; (ii) the maximum number of shares as to which a key employee may receive stock options in any calendar year is 200,000 (or 400,000 in the calendar year in which the employee's employment commences); (iii) the maximum number of shares that may be used for stock awards and/or stock unit awards is 360,000; and (iv) the maximum number of shares issuable as stock awards and/or stock unit awards intended to qualify as “performance-based” under Section 162(m) of the Code to any single key employee in any calendar year is 200,000.
Shares issuable under the Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the Plan for any reason, the shares subject to the award will again be available for issuance. Any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and all such shares will count toward the number of shares issued under the Plan. The number of shares of common stock issuable under the Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In each case, the Committee has the discretion to make adjustments it deems necessary to preserve the intended benefits under the Plan.
No award granted under the Plan may be transferred, except by will, the laws of descent and distribution. ______________________________________________________________________________________________________(1) As of March 5, 2012 (i) there were 1,529,230 outstanding stock options under all Stock Plans of the Company, with a weighted average exercise price of $29.71 and a weighted average remaining term of 5.54 years and (ii) there were 174,609 granted but unvested restricted stock awards. Additionally, as of that same date there were 398,580 shares remaining available for grant under all existing equity compensation plans of the Company.

Eligibility. All employees of the Company designated as key employees for purposes of the Plan and all non-employee directors of the Company are eligible to receive awards under the Plan. On March 8, 2012, approximately 66 key employees and all non-employee directors were eligible to participate in the Plan.
Awards to Participants. The Plan provides for discretionary awards of stock options, stock awards and stock unit awards to participants. Each award made under the Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the Plan.
Stock Options. The Committee has the discretion to grant non-qualified stock options or incentive stock options to participants and to set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule; provided that the exercise price of each stock option will be the closing sales price of the Company's common stock on the date on which the option is granted (“fair market value”), each option will expire ten years from the date of grant and no dividend equivalents may be paid with respect to stock options. It is intended that stock options qualify as “performance-based compensation” under Section 162(m) of the Code and thus be fully deductible by the Company for federal income tax purposes, to the extent permitted by law.
In addition, an incentive stock option granted to a key employee is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a key employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, that portion of the incentive stock option that does not exceed the applicable dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to a key employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the Company, the exercise price of the incentive stock option will be 110% of the closing price of the common stock on the date of grant and the incentive stock option will expire no later than five years from the date of grant; and (iii) no incentive stock option can be granted after ten years from the date the Plan was adopted.
Stock Awards. The Committee has the discretion to grant stock awards to participants. Stock awards will consist of shares of common stock granted without any consideration from the participant or shares sold to the participant for appropriate consideration as determined by the Board. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee. Subject to the restrictions, a participant will be a shareholder with respect to the shares awarded to him or her and will have the rights of a shareholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any performance-based stock award will be held by the Company and will be paid to the holder of the stock award only to the extent the restrictions on such stock award lapse, and the Committee in its discretion can accumulate and hold such amounts payable on any other stock awards until the restrictions on the stock award lapse.
Stock Units. The Committee has the discretion to grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock of the Company or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee. Unless otherwise specified in the award agreement, a participant will not be a shareholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. The award agreement may provide that until the restrictions on the stock units lapse, the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares; provided that dividend equivalents otherwise payable on any performance-based stock units will be held by the Company and paid only to the extent the restrictions lapse, and the Committee in its discretion can accumulate and hold such amounts payable on any other stock units until the restrictions on the stock units lapse.
Performance-Based Awards. The Committee has the discretion to establish restrictions on the stock awards that qualify the awards as “performance-based compensation” under Section 162(m) of the Code so that they are fully deductible by the Company for federal income tax purposes. In such case, the Committee may establish performance goals for certain performance periods and targets for achievement of the performance goals, and the restrictions on the stock subject to the award will lapse if the performance goals and targets are achieved for the designated performance period. The performance goals will be based on one or more of the following criteria: (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales or revenue growth; (iv) net operating profit or income (including as a percentage of sales); (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (vii) earnings before or after taxes, interest, depreciation, and/or amortization; (viii) gross or operating margins; (ix) productivity ratios; (x) share price (including, but not limited to, growth measures and total shareholder return); (xi) cost control; (xii) margins; (xiii) operating efficiency; (xiv) market share; (xv) customer satisfaction or employee satisfaction; (xvi) working capital; (xvii) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (xviii) taxes; (xix) depreciation and amortization; (xx) total shareholder return; (xxi) low cost region labor percent of total labor; and (xxii) top customer concentration percent of sales. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. The performance goals may be particular to one or more lines of business or subsidiaries or may be based on the performance of the Company and its subsidiaries as a whole. The performance goals may be identical for all participants for a given performance period or, at the discretion of the Committee, may differ among participants. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses), as may be determined by the Committee.
Payment for Stock Options and Withholding Taxes. The Committee may make one or more of the following methods available for payment of any award, including the exercise price of a stock option, and for payment of the minimum required tax obligation associated with an award: (i) cash; (ii) cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price or withholding tax; (iii) by directing the Company to withhold shares of common stock otherwise issuable in connection with the award having a fair market value equal to the amount required to be withheld; and (iv) by delivery of previously acquired shares of common stock that are acceptable to the Committee and that have an aggregate fair market value on the date of exercise equal to the exercise price or withholding tax, or certification of ownership by attestation of such previously acquired shares.
Provisions Relating to a “Change in Control” of the Company. Notwithstanding any other provision of the Plan or any award agreement, in the event of a “Change in Control” of the Company, the Committee has the discretion to provide that all outstanding awards will become fully exercisable, all restrictions applicable to all awards will terminate or lapse, and performance goals applicable to any stock awards will be deemed satisfied at the highest target level. In addition, upon such Change in Control, the Committee has sole discretion to provide for the purchase of any outstanding stock option for cash equal to the difference between the exercise price and the then fair market value of the common stock subject to the option had the option been currently exercisable, make such adjustment to any award then outstanding as the Committee deems appropriate to reflect such Change in Control and cause any such award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control. See Section 8.2 of the Plan for the definition of “Change in Control.”
Amendment of Award Agreements; Amendment and Termination of the Plan; Term of the Plan. The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.
The Board may terminate, suspend or amend the Plan, in whole or in part, from time to time, without the approval of the shareholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may adversely affect the right of any participant under any outstanding award in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of the Company's common stock are listed.
Notwithstanding the foregoing, neither the Plan nor any outstanding award agreement can be amended in a way that results in the repricing of a stock option. Repricing is broadly defined to include reducing the exercise price of a stock option or cancelling a stock option in exchange for cash, other stock options with a lower exercise price or other stock awards. (This prohibition on repricing without shareholder approval does not apply in case of an equitable adjustment to the awards to reflect changes in the capital structure of the Company or similar events.)
No awards may be granted under the Plan on or after February 24, 2022.
Awards Granted under the Plan. It is not possible at this time to determine all of the specific awards that will be made in 2012 and future years under the Plan.
Summary of Federal Income Tax Consequences
The following is a summary of the federal income tax consequences of the Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Non-Qualified Stock Options. A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.
Incentive Stock Options. A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.
In order to qualify as an incentive stock option, the option must be exercised within three months after the participant's termination of employment for any reason other than death or disability and within one year after termination of the participant's employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.
Stock Awards and Stock Unit Awards. If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of any restriction period without forfeiture. A participant generally will recognize ordinary income when he receives shares or cash pursuant to the settlement of stock units, provided that if the shares are subject to any further restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, or the amount of cash received, less the amount paid by the participant for the shares. This amount will also be the participant's tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.
If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and the Company will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.
Vote Required for Approval
Approval of the Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE FRANKLIN ELECTRIC CO., INC. 2012 STOCK PLAN.

SHAREHOLDER PROPOSALS

November 21, 2012 is the date by which proposals of shareholders intended to be presented at the next annual meeting must be received by the Company to be considered for the inclusion in the Company's proxy statement for the 2013 Annual Meeting. Also, other proposals intended to be presented at the next Annual Meeting but not included in the Company’s proxy statement must be received by the Company no later than February 4, 2013 to be considered for presentation at that meeting. Such shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

ANNUAL REPORT ON FORM 10-K

The Company will provide a copy of its Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended December 31, 2011, including the exhibits thereto, free of charge to any shareholder requesting a copy in writing. Inquiries should be directed to:  Corporate Secretary, Franklin Electric Co., Inc. 400 East Spring Street, Bluffton, Indiana 46714.  The report, which is also the Company’s Annual Report to Shareholders, may also be accessed through the investor relations menu on the Company’s website, www.franklin-electric.com.

OTHER BUSINESS

Management has no knowledge of any other matters to be presented for action by the shareholders at the 2012 Annual Meeting. The enclosed proxy gives discretionary authority to the persons designated as proxies therein to vote on any additional matters that should properly and lawfully be presented.

By order of the Board of Directors
Dated: March 20, 2012

John J. Haines
Vice President, Chief Financial Officer and
Secretary

Exhibit A

FRANKLIN ELECTRIC CO., INC.
2012 STOCK PLAN
______________________

Section 1.	Purpose.

The purpose of the Franklin Electric Co., Inc. 2012 Stock Plan (the “Plan”) is to attract and retain outstanding individuals as Key Employees and Directors of the Company and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Key Employees and Directors, and to provide such Key Employees and Directors with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Key Employees and Directors with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards.

Section 2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1    “Award” means any award or benefit granted under the Plan, which shall be a Stock Option, a Stock Award or a Stock Unit Award.

2.2    “Award Agreement” means, as applicable, a Stock Option Agreement, Stock Award Agreement or Stock Unit Award Agreement evidencing an Award granted under the Plan.

2.3    “Board” means the Board of Directors of the Company.

2.4    “Change in Control” has the meaning set forth in Section 8.2 of the Plan.

2.5    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6    “Committee” means the Management Organization and Compensation Committee of the Board or such other committee as may be designated by the Board from time to time to administer the Plan.

2.7    “Common Stock” means the Common Stock, par value $.10 per share, of the Company.

2.8    “Company” means Franklin Electric Co., Inc., an Indiana corporation.

2.9    “Director” means a director of the Company who is not an employee of the Company or a Subsidiary.

2.10    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.11    “Fair Market Value” means the closing price of the Common Stock on The Nasdaq Stock Market (as reported in The Wall Street Journal).

2.12    “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 5 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

2.13    “Key Employee” means an employee of the Company or any Subsidiary selected to participate in the Plan in accordance with Section 3. A Key Employee may also include a person who is granted an Award (other than an Incentive Stock Option) in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

2.14    “Non-Qualified Stock Option” or “NSO” means a Stock Option granted under Section 5 of the Plan that is not an Incentive Stock Option.

2.15    “Participant” means a Key Employee or Director selected to receive an Award under the Plan.

2.16    “Plan” means the Franklin Electric Co., Inc. Stock Plan.

2.17    “Stock Award” means a grant of shares of Common Stock under Section 6 of the Plan.

2.18    “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 5 of the Plan.

2.19    “Stock Unit Award” means a grant of a right to receive shares of Common Stock or cash under Section 7 of the Plan.

2.20    “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

Section 3.	Administration.

3.1    The Board.

The Plan shall be administered by the Board; provided, however, that the Committee shall administer the Plan so long as the Committee is comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act and the “outside director” definition under Section 162(m) of the Code and the regulations thereunder, unless the Board otherwise determines. For purposes of the Plan, the term “Board” shall refer to the Board or, to the extent the Committee is administering the Plan, and other than for purposes of Section 12.1, the Committee.

3.2    Authority of the Board.

(a)    The Board, in its sole discretion, shall determine the Key Employees and Directors to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.

(b)    To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Common Stock is listed or traded, the Board may delegate its authority to grant Awards to Key Employees and to determine the terms and conditions thereof to such officer of the Company as it may determine in its discretion, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may be “covered employees” as defined in Section 162(m) of the Code.

(c)    The Board may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.

(d)    No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company's Certificate of Incorporation and By-Laws.

3.3    Performance Goals.

(a)    The Board may, in its discretion, provide that any Award granted under the Plan shall be subject to performance goals, including those that qualify the Award as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(b)    Performance goals may be based on one or more business criteria, including, but not limited to: (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales or revenue growth; (iv) net operating profit or income (including as a percentage of sales); (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (vii) earnings before or after taxes, interest, depreciation, and/or amortization; (viii) gross or operating margins; (ix) productivity ratios; (x) share price (including, but not limited to, growth measures and total shareholder return); (xi) cost control; (xii) margins; (xiii) operating efficiency; (xiv) market share; (xv) customer satisfaction or employee satisfaction; (xvi) working capital; (xvii) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (xviii) taxes; (xix) depreciation and amortization; (xx) total shareholder return; (xxi) low cost region labor as a percent of total labor; and (xxii) top customer concentration as a percent of sales. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Board. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses), as may be determined by the Board. Performance goals may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole.

(c)    With respect to each performance period, the Board shall establish such performance goals relating to one or more of the business criteria identified above and shall establish targets for Participants for achievement of performance goals. Following the completion of each performance period, the Board shall determine the extent to which performance goals for that performance period have been achieved and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Award Agreement.

3.4    Award Agreements.

Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Board, the Award Agreement may condition the grant of an Award upon the Participant's entering into one or more of the following agreements with the Company: (a) an agreement not to compete with the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant's employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Board shall determine. If the Participant shall fail to enter into any such agreement at the request of the Board, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

Section 4.	Shares of Common Stock Subject to Plan.

4.1    Total Number of Shares.

(a)    The total number of shares of Common Stock that may be issued under the Plan shall be 1,200,000. Such shares may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 4.3 of the Plan.

(b)    The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes, shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan. If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason (including for reasons described in Section 3.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.

4.2    Shares Under Awards.

Of the shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1:

(a)    The maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options in any calendar year is 200,000, except that the maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options in the calendar year in which such Key Employee begins employment with the Company or its Subsidiaries is 400,000.

(b)    The maximum number of shares of Common Stock that may be subject to Stock Options (ISOs and/or NSOs) is 840,000.

(c)    The maximum number of shares of Common Stock that may be used for Stock Awards and/or Stock Unit Awards that are intended to qualify as “performance-based” in accordance with Section 162(m) of the Code that may be granted to any Key Employee in any calendar year is 200,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of shares on the date on which the Award is settled.

(d)    The maximum number of shares of Common Stock that may be used for Stock Awards and/or Stock Unit Awards is 360,000.

The numbers of shares described herein shall be as adjusted in accordance with Section 4.3 of the Plan.

4.3    Adjustment.

In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Board shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or the price of Stock Awards or Stock Unit Awards under the Plan; (d) adjustments to any of the shares limitations set forth in Section 4.1 or 4.2 of the Plan; and (e) any other changes that the Board determines to be equitable under the circumstances.

Section 5.	Grants of Stock Options.

5.1    Grant.

Subject to the terms of the Plan, the Board may from time to time grant Stock Options to Participants. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees will be NSOs. Stock Options granted under the Plan to Directors who are not employees of the Company or any Subsidiary will be NSOs.

5.2    Stock Option Agreement.

The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option and such other terms and conditions established by the Board, in its sole discretion, not inconsistent with the Plan; provided, however, that no Stock Option shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had he held the shares of Common Stock subject to an unexercised Stock Option.

5.3    Exercise Price and Exercise Period.

With respect to each Stock Option granted to a Participant:

(a)    The per share exercise price of each Stock Option shall be the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

(b)    Each Stock Option shall become exercisable as provided in the Stock Option Agreement; provided that the Board shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant's termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

(c)    Each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date ten years after the date of grant.

5.4    Required Terms and Conditions of ISOs.

In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

(a)    The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 5.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b)    Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.

(c)    No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by shareholders of the Company.

5.5    Exercise of Stock Options.

(a)    A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Board may prescribe. All notices or requests provided for herein shall be delivered to the Chief Financial Officer of the Company.

(b)    The Board in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price:

(i)in cash;

(ii)in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;

(iii)by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option having an aggregate Fair Market Value equal to the exercise price;

(iv)by delivering previously acquired shares of Common Stock that are acceptable to the Board and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or

(v)by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

(c)    The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise; provided that any shares of Common Stock purchased by a Participant through a broker-dealer pursuant to Section 5.5(b)(ii) or Section 9(b) shall be delivered to such broker-dealer in accordance with 12 C.F.R. §220.3(e)(4) or other applicable provision of law. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company's transfer agent; provided however, that the Company, upon written request of the Participant, shall issue, in the name of the Participant, stock certificates representing such shares.

Section 6.	Stock Awards.

6.1    Grant.

The Board may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without consideration from such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Board deems appropriate.

6.2    Stock Award Agreement.

Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Board may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

(a)    Shares of Common Stock issued to a Participant under the Plan shall be evidenced by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Board shall determine.

(b)    The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in Stock Award Agreement; provided that the Board shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant's termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

(c)    Except as provided in this subsection (c) and unless otherwise set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a shareholder with respect to such shares and shall have the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares; provided that (i) in the case of a performance-based Stock Award as described in Section 3.3, any dividends or other distributions payable with respect to the Stock Award shall be accumulated and held by the Company and paid to the Participant only upon, and to the extent, the performance-based restrictions lapse in accordance with the terms of the applicable Stock Award Agreement and (ii) in the case of all other Stock Awards, the Board shall have the discretion to have the Company accumulate and hold such dividends or distributions. In either case, any such dividends or other distributions held by the Company attributable to the portion of a Stock Award that is forfeited shall also be forfeited.

(d)    The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Common Stock is forfeited, resold to the Company, or the restrictions lapse. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company's transfer agent; provided, however that following the lapse of all restrictions with respect to the shares granted or sold to a Participant, the Company, upon the written request of the Participant, shall issue, in the name of the Participant, stock certificates representing such shares.

Section 7.	Stock Unit Awards.

7.1    Grant.

The Board may, in its discretion, grant Stock Unit Awards to any Participant. Each Stock Unit subject to the Award shall entitle the Participant to receive, on the date or the occurrence of an event (including the attainment of performance goals) as described in the Stock Unit Award Agreement, a share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event as provided in the Stock Unit Award Agreement.

7.2    Stock Unit Agreement.

Each Stock Unit Award shall be subject to such restrictions, conditions and other terms as the Board may determine at the time of grant, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Unit Award Agreement and the following specific rules:

(a)    Shares of Common Stock issued to a Participant under the Plan shall be evidenced by a Stock Unit Agreement, which shall specify such provisions, not inconsistent with the terms and conditions of the Plan, as the Board shall determine.

(b)    The restrictions to which the shares of Stock Units awarded hereunder are subject shall lapse as provided in Stock Unit Agreement; provided that the Board shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant's termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

(c)    Except as provided in this subsection (c) and unless otherwise set forth in the Stock Unit Agreement, the Participant receiving a Stock Unit Award shall have no rights of a shareholder, including voting or dividends or other distributions rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock; provided that a Stock Unit Award Agreement may provide that until the Stock Units are settled in shares or cash, the Participant shall receive on each dividend or distribution payment date applicable to the Common Stock an amount equal to the dividends or other distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock. In the case of a performance-based Stock Unit Award as described in Section 3.3 above, such amounts shall be accumulated and held by the Company and paid to the Participant only upon, and to the extent, the performance-based restrictions lapse in accordance with the terms of the applicable Stock Unit Award Agreement and in the case of all other Stock Unit Awards, the Board shall have the discretion to have the Company accumulate and hold such amounts. In either case, such amounts held by the Company attributable to the portion of the Stock Unit Award that is forfeited shall also be forfeited.

(d)    Upon settlement of Stock Units into Common Stock, the Company shall issue, in the name of the Participant, stock certificates representing a number of shares of Common Stock equal to the number of Stock Units being settled. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company's transfer agent; provided, however that the Company, upon the written request of the Participant, shall issue in the name of the Participant, stock certificates representing such shares.

Section 8.	Change in Control.

8.1    Effect of a Change in Control.

(a)    Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company (as defined in Section 8.2), the Board is authorized and has sole discretion to provide that (i) all outstanding Awards shall become fully exercisable, (ii) all restrictions applicable to all Awards shall terminate or lapse and (iii) performance goals applicable to any Awards shall be deemed satisfied at the highest target level, as applicable, in order that Participants may fully realize the benefits thereunder.

(b)    In addition to the Board's authority set forth in Section 3, upon such Change in Control of the Company, the Board is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any outstanding Stock Option, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change in Control; and (iii) cause any such Award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control.

8.2    Definition of Change in Control.

“Change in Control” of the Company shall be deemed to have occurred if at any time during the term of an Award granted under the Plan any of the following events occurs:

(a)    any Person (other than the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of Common Stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors (“Person” and “Beneficial Owner” being defined in Rule 13d-3 of the General Rules and Regulations of the Exchange Act);

(b)    the Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other Person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company's outstanding securities entitled to vote generally in the election of directors;

(c)    the election to the Board, without the recommendation or approval of two-thirds of the incumbent Board, of the lesser of: (i) three Directors; or (ii) Directors constituting a majority of the number of Directors of the Company then in office; provided, however, that Directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company will not be considered as incumbent members of the Board for purposes of this Section; or

(d)    there is a complete liquidation or dissolution of the Company, or the Company sells all or substantially all of its business and/or assets to another corporation or other Person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company's outstanding securities entitled to vote generally in the election of directors.

In no event, however, shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (a) passive ownership of less than 3% of the shares of the purchasing company; or (b) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

Section 9.	Payment of Taxes.

In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such Award or to comply with applicable law. The Board in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

(a)    in cash;

(b)    in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;

(c)    by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld;

(d)    by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Board that have an aggregate Fair Market Value equal to the amount required to be withheld; or

(e)    by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Section 10.	Postponement.

The Board may postpone any grant or settlement of an Award or exercise of a Stock Option for such time as the Board in its sole discretion may deem necessary in order to permit the Company:

(a)    to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of an Option, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(b)    to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

(c)    to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant's successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

Section 11.	Nontransferability.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than by will or by the laws of descent and distribution.

Section 12.	Termination or Amendment of Plan and Award Agreements.

12.1    Termination or Amendment of Plan.

(a)    Except as described in Section 12.3 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the shareholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b)    The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Participants who are located outside of the United States to participate in the Plan.

12.2    Amendment of Award Agreements.

The Board shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

12.3    No Repricing of Stock Options.

Notwithstanding the foregoing, and except as described in Section 4.3, there shall be no amendment to the Plan or any outstanding Stock Option Agreement that results in the repricing of Stock Options without shareholder approval. For this purpose repricing includes a reduction in the exercise price of the Stock Option or the cancellation of a Stock Option in exchange for cash, Stock Options with an exercise price less than the exercise price of the cancelled Options, Stock Awards or any other consideration provided by the Company.

Section 13.	No Contract of Employment.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

Section 14.	Applicable Law.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Indiana, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

Section 15.	Effective Date and Term of Plan.

15.1    Effective Date.

(a)    The Plan has been adopted by the Board, and is effective, as of February 24, 2012, subject to the approval of the Plan by the shareholders of the Company at the Company's annual meeting of shareholders held on May 4, 2012 and any adjournment or postponement thereof.

(b)    In the event the Plan is not approved by shareholders of the Company at its 2012 annual meeting, (i) the Plan shall have no effect, and (ii) any Awards granted on or after February 24, 2012 shall be cancelled.

15.2    Term of Plan.

Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary of the Plan's effective date set forth in Section 15.1(a) above.

Franklin Electric

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Jerome D. Brady   02 David M. Wathen

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain
2	To ratify the appointment of Deloitte & Touche, LLP as independent registered public accounting firm for the 2012 fiscal year.	☐	☐	☐
3	To approve, on an advisory basis, the executive compensation of our named executive officers as disclosed in the Proxy Statement.	☐	☐	☐
4	To approve the Franklin Electric Co., Inc. 2012 Stock Plan.	☐	☐	☐

NOTE: To transact any other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

0000119429_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K/Annual Report is/are available at www.proxyvote.com .

FRANKLIN ELECTRIC CO., INC.
Annual Meeting of Shareholders
May 4, 2012
This proxy is solicited by the Board of Directors

The undersigned hereby appoints R. Scott Trumbull and John J. Haines, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Franklin Electric Co., Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 am, Eastern Time, on May 4, 2012, at 1150 S. Harrison Street, Fort Wayne, IN, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND "FOR" PROPOSAL 2, 3 AND 4, AND IN THE DISCRETOIN OF THE PERSONS NAMED AS PROXIES WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

0000119429_2 R1.0.0.11699

Continued and to be signed on reverse side